SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549





                                   FORM 8-K




                                CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                                  May 3, 2001
               Date of Report (Date of earliest event reported)




                                Telescan, Inc.
            (Exact name of registrant as specified in its charter)






                                   Delaware
                (State or other jurisdiction of incorporation)

    000-17508                                               72-1121748

  (Commission File Number)                   (IRS Employer Identification No.)

            5959 Corporate Drive, Suite 2000, Houston, Texas 77036
-----------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                (281) 588-9700
-----------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

Item 5.  Other Events.

     Telescan, Inc., a Delaware corporation ("Telescan"), and ZiaSun Technologies, Inc., a Nevada corporation ("ZiaSun"), have entered into an Agreement and Plan of Merger, dated as of May 3, 2001 (the "Merger Agreement"), whereby Telescan and ZiaSun shall engage in a business combination (the "Merger") that results in each becoming a wholly owned subsidiary of a new corporation, INVESTools Inc ("INVESTools"), to be organized under the laws of the State of Delaware.

     As a result of the Merger, each issued and outstanding share of Telescan common stock, par value $0.01 per share, shall be converted into the right to receive 0.56486 shares of INVESTools common stock, par value $0.01 per share ("INVESTools Common Stock"); while each issued and outstanding share of Telescan 5% Series B Convertible Preferred Stock, par value $0.01 per share, shall be converted into and become one share of INVESTools 5% Convertible Preferred Stock, par value $0.01 per share. Each issued and outstanding share of ZiaSun common stock, par value $0.001 per share, shall be converted into the right to receive one share of INVESTools Common Stock.

     While the Merger Agreement prohibits Telescan and ZiaSun from soliciting competing acquisition proposals, each may provide non-public information to, and engage in negotiations and discussions with respect to, an unsolicited, written superior proposal made to it. Furthermore, subject to compliance with the terms of the Merger Agreement and payment of a fee equal to 3% of the aggregate market value of its outstanding common stock, either party may terminate the Merger Agreement and accept a superior proposal.

     Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of the Telescan and certain stockholders of ZiaSun entered into voting agreements (the "Voting Agreements") whereby the stockholders commit to vote for the adoption of the Merger. The Voting Agreements terminate in the event the Merger Agreement is terminated (including in the events described in the preceding paragraph).

     The closing of the Merger is subject to certain conditions, including the approval of the stockholders of Telescan and ZiaSun.

     Copies of the Merger Agreement, the Voting Agreements and the press release, dated May 3, 2001, relating to the above-described transactions are attached exhibits to this report and are incorporated herein by reference.


Exhibit Number    Description


  2.1 Agreement and Plan of Merger, dated as of May 3, 2001, between ZiaSun Technologies, Inc. and Telescan, Inc.

  99.1 Voting Agreement, dated as of May 3, 2001, by and between Telescan, Inc. and Scott Harris.

  99.2 Voting Agreement, dated as of May 3, 2001, by and between Telescan, Inc. and David W. McCoy.

  99.3 Voting Agreement, dated as of May 3, 2001, by and between Telescan, Inc. and D. Scott Elder.

  99.4 Voting Agreement, dated as of May 3, 2001, by and between Telescan, Inc. and Ross Jardine.

  99.5 Voting Agreement, dated as of May 3, 2001, by and between Telescan, Inc. and Momentum Media Ltd.

  99.6 Voting Agreement, dated as of May 3, 2001, by and among ZiaSun Technologies, Inc., NBC-TSCN Holding, Inc. and GE Capital Equity Investments, Inc.

  99.7 Voting Agreement, dated as of May 3, 2001, by and between ZiaSun Technologies, Inc. and Vulcan Ventures, Inc.

  99.8 Voting Agreement, dated as of May 3, 2001, by and between ZiaSun Technologies, Inc. and LJH Corporation.

  99.9        Press release issued May 3, 2001, regarding the Merger.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Telescan, Inc.


                                     By: /s/ Roger C. Wadsworth
                                        ------------------------------
                                           Name:  Roger C. Wadsworth
                                           Title:  Senior Vice-President

Dated: May 9, 2001

                                 EXHIBIT INDEX

Exhibit Number    Description

 2.1 Agreement and Plan of Merger, dated as of May 3, 2001, between ZiaSun Technologies, Inc. and Telescan, Inc.

 99.1 Voting Agreement, dated as of May 3, 2001, by and between Telescan, Inc. and Scott Harris.

 99.2 Voting Agreement, dated as of May 3, 2001, by and between Telescan, Inc. and David W. McCoy.

 99.3 Voting Agreement, dated as of May 3, 2001, by and between Telescan, Inc. and D. Scott Elder.

 99.4 Voting Agreement, dated as of May 3, 2001, by and between Telescan, Inc. and Ross Jardine.

 99.5 Voting Agreement, dated as of May 3, 2001, by and between Telescan, Inc. and Momentum Media Ltd.

 99.6 Voting Agreement, dated as of May 3, 2001, by and among ZiaSun Technologies, Inc., NBC-TSCN Holding, Inc. and GE Capital Equity Investments, Inc.

 99.7 Voting Agreement, dated as of May 3, 2001, by and between ZiaSun Technologies, Inc. and Vulcan Ventures, Inc.

 99.8 Voting Agreement, dated as of May 3, 2001, by and between ZiaSun Technologies, Inc. and LJH Corporation.

 99.9    Press release issued May 3, 2001, regarding the Merger.

                        AGREEMENT AND PLAN OF MERGER

                            Dated as of May 3, 2001

                                    Between

                           ZIASUN TECHNOLOGIES, INC.

                                      And

                                TELESCAN, INC.

                               TABLE OF CONTENTS

                                                                       Page


ARTICLE I FORMATION OF HOLDING COMPANY AND SUBSIDIARIES.....................1
         1.1.   Organization of Holdco......................................1
         1.2.   Directors and Officers of Holdco............................2
         1.3.   Organization of Merger Subsidiaries.........................2
         1.4.   Actions of Directors and Officers...........................2
         1.5.   Actions of ZiaSun and Telescan..............................3

ARTICLE II THE MERGERS; CERTAIN RELATED MATTERS.............................3
         2.1.   The Merger..................................................3
         2.2.   Closing.....................................................3
         2.3.   Effective Time..............................................4
         2.4.   Effects of the Mergers......................................4
         2.5.   Charters and Bylaws.........................................4
         2.6.   Officers and Directors......................................4
         2.7.   Effect on ZiaSun Common Stock...............................5
         2.8.   ZiaSun Stock Options........................................5
         2.9.   Certain Adjustments.........................................7
         2.10.  ZiaSun Appraisal Rights.....................................7
         2.11.  Effect on Telescan Capital Stock............................8
         2.12.  Telescan Stock Options......................................9

ARTICLE III EXCHANGE OF CERTIFICATES.......................................10
         3.1.   Exchange Fund..............................................10
         3.2.   Exchange Procedures........................................10
         3.3.   Distributions with Respect to Unexchanged Shares...........11
         3.4.   No Further Ownership Rights in Telescan Capital Stock
                 or ZiaSun Common Stock....................................12
         3.5.   No Fractional Shares of Holdco Common Stock................12
         3.6.   Termination of Exchange Fund...............................12
         3.7.   No Liability...............................................13
         3.8.   Investment of the Exchange Fund............................13
         3.9.   Lost Certificates..........................................13
         3.10.  Withholding Rights.........................................13
         3.11.  Further Assurances.........................................13
         3.12.  Stock Transfer Books.......................................14
         3.13.  Exchange Procedure for Telescan Preferred Stock............14

ARTICLE IV REPRESENTATIONS AND WARRANTIES..................................14
         4.1.   Representations and Warranties of Telescan.................14
         4.2.   Representations and Warranties of ZiaSun...................33

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS........................49
         5.1.   Covenants of Telescan......................................49
         5.2.   Covenants of ZiaSun........................................54
         5.3.   Rescission Offer...........................................58
         5.4.   Governmental Filings.......................................58

ARTICLE VI ADDITIONAL AGREEMENTS...........................................58
         6.1.   Preparation of Proxy Statement; Stockholders Meetings......58
         6.2.   Holdco Board of Directors; Executive Officers..............61
         6.3.   Access to Information......................................62
         6.4.   Reasonable Best Efforts....................................62
         6.5.   Acquisition Proposals......................................63
         6.6.   Fees and Expenses..........................................64
         6.7.   Directors' and Officers' Indemnification and Insurance.....65
         6.8.   Public Announcements.......................................66
         6.9.   Listing of Shares of Holdco Common Stock...................66
         6.10.  Affiliates.................................................67
         6.11.  Section 16 Matters.........................................67

ARTICLE VII CONDITIONS PRECEDENT...........................................67
         7.1.   Conditions to Each Party's Obligation to Effect its
                  Respective Merger........................................67
         7.2.   Additional Conditions to Obligations of Telescan...........68
         7.3.   Additional Conditions to Obligations of ZiaSun.............69

ARTICLE VIII TERMINATION AND AMENDMENT.....................................70
         8.1.   Termination................................................70
         8.2.   Effect of Termination......................................72
         8.3.   Amendment..................................................74
         8.4.   Extension; Waiver..........................................74

ARTICLE IX GENERAL PROVISIONS..............................................74
         9.1.   Non-Survival of Representations, Warranties and
                 Agreements................................................74
         9.2.   Notices....................................................74
         9.3.   Interpretation.............................................76
         9.4.   Counterparts...............................................76
         9.5.   Entire Agreement; No Third Party Beneficiaries.............76
         9.6.   Governing Law..............................................76
         9.7.   Severability...............................................76
         9.8.   Assignment.................................................77
         9.9.   Submission to Jurisdiction; Waivers........................77
         9.10.  Enforcement................................................77
         9.11.  Definitions................................................77

                               LIST OF EXHIBITS

Exhibit                    Title
-------                    -----

Exhibit A-1        Form of Voting Agreements relating to ZiaSun Shares
Exhibit A-2        Form of Voting Agreements relating to Telescan Shares
Exhibit B-1        Form of Certificate of Incorporation of Holdco
Exhibit B-2        Form of Bylaws of Holdco
Exhibit 6.2        List of Holdco Officers and Directors
Exhibit 6.10       Form of Affiliate Agreement
Exhibit 7.2(c)(1)  Form of Holdco and Telescan Merger Sub Representations
                   Letter
Exhibit 7.2(c)(2)  Form of Holdco and ZiaSun Merger Sub Representations Letter
Exhibit 7.2(c)(3)  Form of Telescan Representations Letter
Exhibit 7.2(c)(4)  Form of ZiaSun Representations Letter

     AGREEMENT AND PLAN OF MERGER, dated as of May 3, 2001 (this
"Agreement"), between ZIASUN TECHNOLOGIES, INC., a Nevada corporation ("ZiaSun"), and TELESCAN, INC., a Delaware corporation ("Telescan").

                             W I T N E S S E T H:

     WHEREAS, the Boards of Directors of ZiaSun and Telescan deem it advisable and in the best interests of each corporation and its respective stockholders that ZiaSun and Telescan engage in a business combination on the terms set forth herein in order to advance the long-term strategic business interests of ZiaSun and Telescan;

     WHEREAS, the combination of ZiaSun and Telescan shall be effected by the terms of this Agreement through the Mergers (as defined in Section 2.1(b));

     WHEREAS, in furtherance thereof, the Board of Directors of each of ZiaSun and Telescan has approved this Agreement and the applicable Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of capital stock of ZiaSun and each share of capital stock of Telescan issued and outstanding immediately prior to the Effective Time (as defined in Section 2.3) will be converted into the right to receive shares of capital stock of Holdco (as defined in Section 1.1) as set forth herein;

     WHEREAS, as a condition and inducement to each of ZiaSun's and Telescan's willingness to enter into this Agreement, ZiaSun, Telescan, certain stockholders of ZiaSun (the "ZiaSun Designated Stockholders") and certain stockholders of Telescan (the "Telescan Designated Stockholders") are entering into agreements dated as of the date hereof in the form of Exhibit A (the "Voting Agreements") pursuant to which each of the ZiaSun Designated Stockholders and the Telescan Designated Stockholders have agreed, among other things, to vote their shares of capital stock of ZiaSun and Telescan, respectively, in favor of the adoption of this Agreement; and

     WHEREAS, for Federal income tax purposes, it is intended that the Mergers shall qualify as exchanges within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and that the ZiaSun Merger (as defined in Section 2.1(a)) shall qualify as a reorganization within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

           ARTICLE I FORMATION OF HOLDING COMPANY AND SUBSIDIARIES

     1.1. Organization of Holdco. As promptly as practicable following the execution of this Agreement and receipt of any required approvals, ZiaSun and Telescan shall cause a new corporation ("Holdco") to be organized under the laws of the State of Delaware. The certificate of incorporation and bylaws of Holdco shall initially be as agreed upon by ZiaSun and Telescan. The authorized capital stock of Holdco shall initially consist of 100 shares of common stock, par value $0.01 per share (the "Holdco Common Stock"), of which one share shall be issued to ZiaSun and one share shall be issued to Telescan. ZiaSun and Telescan shall take, and shall cause Holdco to take, all requisite action to cause the certificate of incorporation of Holdco to be in the form of Exhibit B-1 (the "Holdco Charter") and the bylaws of Holdco to be in the form of Exhibit B-2 (the "Holdco Bylaws"), in each case, at the Effective Time.

     1.2. Directors and Officers of Holdco. Prior to the Effective Time, the directors and officers of Holdco shall consist of equal numbers of representatives of ZiaSun and Telescan and shall initially be as designated and elected by ZiaSun and Telescan. ZiaSun and Telescan shall take all requisite action to cause the directors and officers of Holdco as of the Effective Time to be as provided in Section 6.2. Each such director and officer shall remain in office until his or her successors are elected in accordance with Section 6.2 and the Holdco Bylaws.

     1.3. Organization of Merger Subsidiaries. As promptly as practicable following the execution of this Agreement, Holdco shall cause to be organized for the sole purpose of effectuating the Mergers contemplated herein:

          (a) a corporation organized under the laws of the State of Nevada ("ZiaSun Merger Sub"); the certificate of incorporation and bylaws of ZiaSun Merger Sub shall be in such forms as shall be determined by Holdco as soon as practicable following the execution of this Agreement and the authorized capital stock of ZiaSun Merger Sub shall initially consist of 100 shares of common stock, par value $0.01 per share, all of which shares shall be issued to Holdco at a price of $1.00 per share; and

          (b) a corporation organized under the laws of the State of Delaware ("Telescan Merger Sub" and, together with ZiaSun Merger Sub, the "Merger Subsidiaries"); the certificate of incorporation and bylaws of Telescan Merger Sub shall be in such forms as shall be determined by Holdco as soon as practicable following the execution of this Agreement; and the authorized capital stock of Telescan Merger Sub shall initially consist of 100 shares of common stock, par value $0.01 per share, all of which shares shall be issued to Holdco at a price of $1.00 per share.

     1.4. Actions of Directors and Officers. As promptly as practicable following the execution of this Agreement, ZiaSun and Telescan shall take all requisite action to designate the directors and officers of Holdco and each of the Merger Subsidiaries and to take such steps as may be necessary or appropriate to complete the organization of Holdco and the Merger
Subsidiaries. ZiaSun and Telescan shall cause the directors of Holdco to ratify and approve this Agreement, and the directors of the Merger Subsidiaries to ratify and approve this Agreement.

     1.5. Actions of ZiaSun and Telescan. As promptly as practicable following the execution of this Agreement, ZiaSun and Telescan, as the holders of all the outstanding shares of Holdco Common Stock, shall adopt this Agreement and shall cause Holdco, as the sole stockholder of each of the Merger

Subsidiaries, to adopt this Agreement. Each of ZiaSun and Telescan shall cause Holdco, and Holdco shall cause the Merger Subsidiaries, to perform their respective obligations under this Agreement. As promptly as practicable after the date hereof the parties shall cause this Agreement to be amended to add Holdco and the Merger Subsidiaries as parties hereto and each Merger Subsidiary shall become a constituent corporation in its respective Merger.

               ARTICLE II THE MERGERS; CERTAIN RELATED MATTERS

          2.1. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (the "NRS"), ZiaSun Merger Sub shall be merged with and into ZiaSun (the "ZiaSun Merger"). ZiaSun shall be the surviving corporation in the ZiaSun Merger and shall continue its corporate existence under the laws of the State of Nevada. As a result of the ZiaSun Merger, ZiaSun shall become a wholly owned subsidiary of Holdco.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Telescan Merger Sub shall be merged with and into Telescan (the "Telescan Merger"). Telescan shall be the surviving corporation in the Telescan Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the Telescan Merger, Telescan shall become a wholly owned subsidiary of Holdco. The ZiaSun Merger and the Telescan Merger are together referred to herein as the "Mergers".

     2.2. Closing. Upon the terms and subject to the conditions set forth in
Article VII and the termination rights set forth in Article VIII, the closing of the Mergers (the "Closing") will take place on the first Business Day (as defined in Section 9.11(d)) after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date (as defined below)) set forth in
Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

     2.3. Effective Time. As soon as practicable, but not later than five business days, following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VII, at the Closing the parties shall file (i) the ZiaSun Certificate of Merger (as defined below) with the Secretary of State of the State of Nevada in such form as is required by and executed and acknowledged in accordance with the relevant provisions of the NRS and make all other filings or recordings required under the NRS in connection with the ZiaSun Merger and (ii) the Telescan Certificate of Merger (as defined below) with the Secretary of State of the State of Delaware in such form as is required by and executed and acknowledged in accordance with the relevant provisions of the DGCL and make all other filings or recordings required under the DGCL in connection with the Telescan Merger. The Mergers shall become effective at (i) the later of the date and time the certificate of merger relating to the ZiaSun Merger (the "ZiaSun Certificate of Merger") is duly filed with the Secretary of State of the State of Nevada and the date and time the certificate of merger relating to the Telescan Merger (the "Telescan Certificate of Merger"; together with the ZiaSun Certificate of Merger, the "Certificates of Merger") is duly filed with the Secretary of State of the State of Delaware or (ii) such subsequent time as ZiaSun and Telescan shall agree and as shall be specified in the Certificates of Merger; provided that both Mergers shall become effective at the same time (such time as the Mergers become effective being the "Effective Time").

     2.4. Effects of the Mergers. At and after the Effective Time, (i) the ZiaSun Merger will have the effects set forth in the NRS and (ii) the Telescan Merger will have the effects set forth in the DGCL.

          2.5. Charters and Bylaws. (a) Certificates of Incorporation. The Restated Articles of Incorporation of ZiaSun, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the surviving corporation in the ZiaSun Merger. The Restated Certificate of Incorporation of Telescan, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the surviving corporation in the Telescan Merger.

          (b) Bylaws. The bylaws of ZiaSun, as in effect immediately prior to the Effective Time, shall be the bylaws of the surviving corporation in the ZiaSun Merger. The bylaws of Telescan, as in effect immediately prior to the Effective Time, shall be the bylaws of the surviving corporation in the Telescan Merger.

     2.6. Officers and Directors. The officers and directors of ZiaSun Merger Sub immediately prior to the Effective Time shall be the officers and directors of the surviving corporation in the ZiaSun Merger. The officers and directors of Telescan Merger Sub immediately prior to the Effective Time shall be the officers and directors of the surviving corporation in the Telescan Merger.

     2.7. Effect on ZiaSun Common Stock. (a) As of the Effective Time, by virtue of the ZiaSun Merger and without any action on the part of the holder of any shares of the common stock, par value $0.001 per share, of ZiaSun (the "ZiaSun Common Stock") or any shares of common stock of ZiaSun Merger Sub:

          (b) Common Stock of ZiaSun Merger Sub. Each issued and outstanding share of common stock, par value $0.01 per share, of ZiaSun Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation in the ZiaSun Merger.

          (c) Cancellation of Treasury Stock. Each share of ZiaSun Common Stock issued and owned or held by ZiaSun at the Effective Time shall, by virtue of the ZiaSun Merger, cease to be outstanding and shall be canceled and retired, and no consideration shall be delivered in exchange therefor.

          (d) Conversion of ZiaSun Common Stock. Subject to Section 3.5, each issued and outstanding share of ZiaSun Common Stock (other than shares to be canceled in accordance with Section 2.7(b) and other than shares subject to Section 2.10) shall be converted into the right to receive one (the "ZiaSun Exchange Ratio") fully paid and nonassessable shares of Holdco Common Stock. The shares of Holdco Common Stock into which shares of ZiaSun Common Stock are converted pursuant to the foregoing are referred to herein collectively as the "ZiaSun Merger Consideration."

     As a result of the ZiaSun Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of ZiaSun Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of ZiaSun Common Stock (such certificate or other evidence of ownership, a "ZiaSun Certificate") shall thereafter cease to have any rights with respect to such shares of ZiaSun Common Stock, except the right (subject to Section 2.7(b) and Section 2.10) to receive the applicable ZiaSun Merger Consideration with respect thereto and any cash in lieu of fractional shares of applicable Holdco Common Stock with respect thereto to be issued in consideration therefor and any dividends or other distributions to which holders of ZiaSun Common Stock become entitled all in accordance with Article III upon the surrender of such ZiaSun Certificate.

          2.8. ZiaSun Stock Options. (a) Each ZiaSun Stock Option (as defined in Section 4.2(b)) granted prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of ZiaSun Common Stock and shall be converted (each, as so converted, a "ZiaSun Converted Option"), at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the ZiaSun Stock Option (but taking into account any changes thereto, including the acceleration thereof, provided for in the ZiaSun Stock Option Plans (as defined in Section 4.2(b)), in any award agreement or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of Holdco Common Stock determined by multiplying the number of shares of ZiaSun Common Stock subject to such ZiaSun Stock Option by the ZiaSun Exchange Ratio, rounded down, if necessary, to the nearest whole share of Holdco Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such ZiaSun Stock Option divided by the ZiaSun Exchange Ratio; provided, however, that in the case of any ZiaSun Stock Option to which
     Section 421 of the Code applies by reason of its qualification under
     Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of
     Section 424(a) of the Code. Without limiting the foregoing, the duration and other terms of each ZiaSun Converted Option immediately after the Effective Time (unless otherwise agreed in writing by the holder of a ZiaSun Converted Option with respect to such ZiaSun Converted Option) shall be the same as the corresponding ZiaSun Stock Option that were in effect immediately before the Effective Time, except that references to ZiaSun and ZiaSun Common Stock in the ZiaSun Option Plans (and the corresponding references in each option agreement documenting each such ZiaSun Stock Option) shall, as appropriate, be deemed to be references to Holdco and Holdco Common Stock.

          (b) As soon as practicable after the Effective Time, Holdco shall deliver to the holders of ZiaSun Stock Options appropriate notices setting forth such holders' rights pursuant to the respective ZiaSun Stock Option Plans and agreements evidencing the grants of such ZiaSun Stock Options and stating that such ZiaSun Stock Options and agreements shall be assumed by Holdco and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.8 after giving effect to the ZiaSun Merger and the terms of the ZiaSun Stock Option Plans). To the extent permitted by law, Holdco shall comply with the terms of the ZiaSun Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such ZiaSun Stock Option Plans, to have the ZiaSun Stock Options which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options of Holdco after the Effective Time.

          (c) Prior to the Effective Time, Holdco shall take all necessary action to assume as of the Effective Time all obligations undertaken by, or on behalf of, Holdco under this Section 2.8 and to adopt at the Effective Time the ZiaSun Stock Option Plans and each ZiaSun Converted Option, and to take all other actions called for by this Section 2.8, including the reservation, issuance and listing of a number of shares of Holdco Common Stock at least equal to the number of shares of Holdco Common Stock that will be subject to ZiaSun Converted Options. No later than the Effective Time, Holdco shall file a registration statement on Form S-8 (or any successor or, including if Form S-8 is not available, other appropriate forms) with respect to the shares of Holdco Common Stock subject to such options or restricted shares and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options or restricted shares remain outstanding.

     2.9. Certain Adjustments. If, between the date of this Agreement and the Effective Time (and as permitted by Sections 5.1 and 5.2), the outstanding shares of Telescan Capital Stock (as defined in Section 2.11(d)) or the outstanding shares of ZiaSun Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the applicable Merger Consideration (as defined in Section 2.11(d)) shall be appropriately adjusted to provide to the holders of ZiaSun Common Stock and Telescan Capital Stock the same economic effect as contemplated by this Agreement prior to such event.

          2.10. ZiaSun Appraisal Rights. (a) Notwithstanding anything in this Agreement to the contrary and unless provided for by applicable law, shares of ZiaSun Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Chapter 92A of the NRS (the "ZiaSun Dissenting Shares") shall not be converted into the right to receive the applicable ZiaSun Merger Consideration with respect thereto, unless and until such stockholders shall have failed to perfect their right of appraisal under applicable law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such ZiaSun Dissenting Shares in accordance with Chapter 92A of the NRS. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of ZiaSun Common Stock held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the applicable ZiaSun Merger Consideration with respect thereto, in the manner provided for in Section 2.7.

          (b) ZiaSun shall give Telescan (i) prompt notice of any demands for appraisal filed pursuant to Chapter 92A of the NRS received by ZiaSun, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to the NRS and received by ZiaSun and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the NRS consistent with the obligations of ZiaSun thereunder. ZiaSun shall not, except with the prior written consent of Telescan, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the NRS.

     2.11. Effect on Telescan Capital Stock. As of the Effective Time, by virtue of the Telescan Merger and without any action on the part of the holder of any shares of the Telescan Capital Stock or any shares of capital stock of Telescan Merger Sub:

          (a) Capital Stock of Telescan Merger Sub. Each issued and outstanding share of common stock, par value $0.01 per share, of Telescan Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation in the Telescan Merger.

          (b) Cancellation of Treasury Stock. Each share of Telescan Capital Stock issued and owned or held by Telescan at the Effective Time shall, by virtue of the Telescan Merger, cease to be outstanding and shall be canceled and retired, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Telescan Common Stock. Subject to Section 3.5, (i) each issued and outstanding share of common stock, par value $0.01 per share, of Telescan (the "Telescan Common Stock") (other than shares to be canceled in accordance with Section 2.11(b)) shall be converted into the right to receive 0.56486 (the "Telescan Exchange Ratio") fully paid and nonassessable shares of Holdco Common Stock.

          (d) Conversion of Telescan Preferred Stock. Subject to Section 3.5, each issued and outstanding share of the 5% Series B Convertible Preferred Stock, par value $0.01 per share, of Telescan, (the "Telescan

     Preferred Stock"), shall be converted into and become one fully paid and nonassessable share of 5% Convertible Preferred Stock, par value $0.01 per share, of Holdco (the "Holdco Preferred Stock"), with the identical terms as the Telescan Preferred Stock with the terms of conversion into shares of Holdco Common Stock consistent with the Telescan Exchange Ratio. The Telescan Preferred Stock, together with the Telescan Common Stock are referred to herein collectively as the "Telescan Capital Stock"). The shares of Holdco Common Stock or Holdco Preferred Stock into which shares of Telescan Common Stock or Telescan Preferred Stock are respectively converted pursuant to Sections 2.11(c) and (d) are referred herein collectively as the "Telescan Merger Consideration", and together with the ZiaSun Merger Consideration, are referred to herein as the "Merger Consideration."

     As a result of the Telescan Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Telescan Capital Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Telescan Capital Stock (such certificate or other evidence of ownership, an "Telescan Certificate" and, together with the ZiaSun Certificates, the "Certificates") shall thereafter cease to have any rights with respect to such shares of Telescan Capital Stock, except the right (subject to Section 2.11(b)) to receive the Telescan Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of Telescan Capital Stock become entitled all in accordance with Article III upon the surrender of such Telescan Certificate.

          2.12. Telescan Stock Options. (a) Each Telescan Stock Option (as defined in Section 4.1(b)) granted prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Telescan Common Stock and shall be converted (each, as so converted, a "Telescan Converted Option"), at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Telescan Stock Option (but taking into account any changes thereto, including the acceleration thereof, provided for in the Telescan Stock Option Plans (as defined in Section 4.1(b)), in any award agreement or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of Holdco Common Stock determined by multiplying the number of shares of Telescan Common Stock subject to such Telescan Stock Option by the Telescan Exchange Ratio, rounded down, if necessary, to the nearest whole share of Holdco Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Telescan Stock Option divided by the Telescan Exchange Ratio; provided, however, that in the case of any Telescan Stock
     Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. Without limiting the foregoing, the duration and other terms of each Telescan Converted Option immediately after the Effective Time (unless otherwise agreed in writing by the holder of an Telescan Converted Option with respect to such Telescan Converted Option) shall be the same as the corresponding Telescan Stock Option that were in effect immediately before the

     Effective Time, except that references to Telescan and Telescan Common Stock in the Telescan Option Plans (and the corresponding references in each option agreement documenting each such Telescan Stock Option) shall, as appropriate, be deemed to be references to Holdco and Holdco Common Stock.

          (b) As soon as practicable after the Effective Time, Holdco shall deliver to the holders of Telescan Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Telescan Stock Option Plans and agreements evidencing the grants of such Telescan Stock Options and stating that such Telescan Stock Options and agreements shall be assumed by Holdco and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.12 after giving effect to the Telescan Merger and the terms of the Telescan Stock Option Plans). To the extent permitted by law, Holdco shall comply with the terms of the Telescan Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such Telescan Stock Option Plans, to have the Telescan Stock Options which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options of Holdco after the Effective Time.

          (c) Prior to the Effective Time, Holdco shall take all necessary action to assume as of the Effective Time all obligations undertaken by, or on behalf of, Holdco under this Section 2.12 and to adopt at the Effective Time the Telescan Stock Option Plans and each Telescan Converted Option, and to take all other actions called for by this
     Section 2.12, including the reservation, issuance and listing of a number of shares of Holdco Common Stock at least equal to the number of shares of Holdco Common Stock that will be subject to Telescan Converted Options. No later than the Effective Time, Holdco shall file a registration statement on Form S-8 (or any successor or, including if Form S-8 is not available, other appropriate forms) with respect to the shares of Holdco Common Stock subject to such options or restricted shares and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options or restricted shares remain outstanding.

                     ARTICLE III EXCHANGE OF CERTIFICATES

     3.1. Exchange Fund. Prior to the Effective Time, the parties shall appoint a commercial bank or trust company to act as exchange agent hereunder for the purpose of exchanging Certificates for the applicable Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Holdco shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Telescan Common Stock and ZiaSun Common Stock, certificates representing the shares of the Holdco Common Stock issuable pursuant to Sections 2.7 and 2.11 in exchange for outstanding shares of Telescan Common Stock and ZiaSun Common Stock. Holdco agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.5 and any dividends and other distributions pursuant to Section 3.3. Any cash and certificates representing Holdco Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

     3.2. Exchange Procedures. Promptly after the Effective Time, Holdco shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as ZiaSun or Telescan may reasonably specify (such letter to be reasonably acceptable to ZiaSun and Telescan prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of Holdco Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested or is otherwise required by applicable law or regulation) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to
Section 2.7 or 2.11 (after taking into account all shares of Telescan Common Stock and ZiaSun Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Holdco Common Stock pursuant to Section 3.5 and dividends and other distributions pursuant to Section 3.3. No interest will be paid or will accrue on any cash payable pursuant to Section 3.3 or 3.5. In the event of a transfer of ownership of Telescan Common Stock which is not registered in the transfer records of Telescan or a transfer of ownership of ZiaSun Common Stock which is not registered in the transfer records of ZiaSun, one or more shares of Holdco Common Stock evidencing, in the aggregate, the proper number of shares of Holdco Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Holdco Common Stock pursuant to Section 3.5 and any dividends or other distributions to which such holder is entitled pursuant to
Section 3.3, may be issued with respect to such Telescan Common Stock or ZiaSun Common Stock to such a transferee if the Certificate representing such shares of Telescan Common Stock or ZiaSun Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     3.3. Distributions with Respect to Unexchanged Shares. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Holdco Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Holdco Common Stock shall be paid to any such holder pursuant to Section
3.5 until such holder shall surrender such Certificate in accordance with
Section 3.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Holdco Common Stock to which such holder is entitled pursuant to Section 3.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Holdco Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Holdco Common Stock.

     3.4. No Further Ownership Rights in Telescan Capital Stock or ZiaSun Common Stock. All shares of Holdco Common Stock issued and cash paid upon conversion of shares of Telescan Capital Stock or ZiaSun Common Stock in accordance with the terms of Article II and this Article III (including any cash paid pursuant to Section 3.3 or 3.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Telescan Capital Stock or ZiaSun Common Stock.

     3.5. No Fractional Shares of Holdco Common Stock.

          (a) No certificates or scrip or shares of Holdco Common Stock representing fractional shares of Holdco Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Holdco or a holder of shares of Holdco Common Stock.

          (b) Notwithstanding any other provision of this Agreement, each holder of shares of Telescan Common Stock or ZiaSun Common Stock exchanged pursuant to the Telescan Merger and the ZiaSun Merger, respectively, who would otherwise have been entitled to receive a fraction of a share of Holdco Common Stock (determined after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Holdco Common Stock multiplied by (ii) the closing price for a share of Holdco Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the first trading day following the date on which the Effective Time occurs. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Holdco, and Holdco shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     3.6. Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall, at Holdco's request, be delivered to Holdco or otherwise on the instruction of Holdco, and any holders of the Certificates who have not theretofore complied with this Article III shall after such delivery look only to Holdco for the Merger Consideration with respect to the shares of Telescan Common Stock or ZiaSun Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 2.7, 2.11 and 3.2, any cash in lieu of fractional shares of Holdco Common Stock to which such holders are entitled pursuant to Section 3.5 and any dividends or distributions with respect to shares of Holdco Common Stock to which such holders are entitled pursuant to
Section 3.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Telescan Common Stock or ZiaSun Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 4.1(c)(iii)) shall, to the extent permitted by law, become the property of Holdco free and clear of any claims or interest of any Person (as defined in Section 9.11(h)) previously entitled thereto.

     3.7. No Liability. None of Holdco, ZiaSun, ZiaSun Merger Sub, Telescan, Telescan Merger Sub or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     3.8. Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Holdco on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to ZiaSun or Telescan stockholders pursuant to Article II and the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to Holdco.

     3.9. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Holdco, the posting by such Person of a bond in such reasonable amount as Holdco may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Telescan Common Stock or ZiaSun Common Stock formerly represented thereby, any cash in lieu of fractional shares of Holdco Common Stock, and unpaid dividends and distributions on shares of Holdco Common Stock deliverable in respect thereof, pursuant to this Agreement.

     3.10. Withholding Rights. Holdco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Telescan Common Stock or ZiaSun Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Holdco, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Telescan Common Stock or ZiaSun Common Stock in respect of which such deduction and withholding was made by Holdco.

     3.11. Further Assurances. At and after the Effective Time, the officers and directors of Holdco will be authorized to execute and deliver, in the name and on behalf of ZiaSun, ZiaSun Merger Sub, Telescan or Telescan Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of ZiaSun, ZiaSun Sub, Telescan or Telescan Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in Holdco any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Holdco as a result of, or in connection with, the Mergers.

     3.12. Stock Transfer Books. The stock transfer books of Telescan and ZiaSun shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Telescan Common Stock or ZiaSun Common Stock thereafter on the records of Telescan or ZiaSun. On or after the Effective Time, any Certificates presented to the Exchange Agent or Holdco for any reason shall be converted into the right to receive the applicable Merger Consideration with respect to the shares of Telescan Common Stock or ZiaSun Common Stock formerly represented thereby (including any cash in lieu of fractional shares of Holdco Common Stock to which the holders thereof are entitled pursuant to Section 3.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3).

     3.13. Exchange Procedure for Telescan Preferred Stock. At or prior to the Effective Time, Holdco shall hold in trust for the benefit of holders of shares of Telescan Preferred Stock, certificates representing the shares of Holdco Preferred Stock issuable pursuant to Section 2.11(d) in exchange for outstanding shares of Telescan Preferred Stock. Upon surrender of a Certificate representing any shares of Telescan Preferred Stock, and such other documents as may reasonably be required by Holdco, the holder of such Certificate shall be entitled to receive in exchange therefor shares of Holdco Preferred Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.11(d). The exchange of the Telescan Preferred Stock for Holdco Preferred Stock shall also be subject to the provisions of Section 3.4, Section 3.7, Section 3.9, Section
3.11 and Section 3.12.

                  ARTICLE IV REPRESENTATIONS AND WARRANTIES

     4.1. Representations and Warranties of Telescan. Except as disclosed in the Telescan SEC Reports (as defined in Section 4.1 (d)(i)) filed prior to the date hereof or as set forth in the Telescan Disclosure Schedule delivered by Telescan to ZiaSun prior to the execution of this Agreement (the "Telescan Disclosure Schedule"), Telescan represents and warrants to ZiaSun as follows:

     (a) Organization, Standing and Power; Subsidiaries.

     (i) Each of Telescan and each of its Subsidiaries (as defined in Section 9.11(j)) is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease, use and operate its assets and properties and to carry on its business as now being conducted, except where the failure to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Telescan.

     Telescan and each of the Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Telescan. The copies of the certificate of incorporation and bylaws of Telescan and each of its Subsidiaries in, or incorporated by reference in, the Telescan SEC Reports are true, complete and correct copies of such documents as in effect on the date of this Agreement. A list of the respective jurisdictions of organization of Telescan and each of its Subsidiaries, and the respective jurisdictions where Telescan and each of its Subsidiaries is qualified or licensed as a foreign corporation to do business, are disclosed in Section 4.1(a) of the Telescan Disclosure Schedule.

     (ii) Exhibit 21 to Telescan's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 includes all the Subsidiaries of Telescan which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are, except as set forth in such Exhibit 21, owned directly or indirectly by Telescan, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as disclosed in Section 4.1(a) of the Telescan Disclosure Schedule, as of the date of this Agreement, neither Telescan nor any of its Subsidiaries directly or indirectly owns 5% or more of any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries) that is or would reasonably be expected to be material to Telescan and its Subsidiaries taken as a whole.

     (b) Capital Structure. As of the date hereof, the authorized capital stock of Telescan consists of (A) 30,000,000 shares of Telescan Common Stock, of which 16,296,026 shares were outstanding and (B) 10,000,000 shares of Telescan Preferred Stock, of which 120,000 shares were outstanding. All issued and outstanding shares of the capital stock of Telescan are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights. There are no subscriptions, options, warrants or other rights (including "phantom" stock rights), agreements, arrangements or commitments obligating Telescan to issue or sell shares of Capital Stock or other equity interests in Telescan other than options and other rights to acquire Telescan Common Stock from Telescan representing in the aggregate the right to purchase approximately 2,433,865 shares of Telescan Common Stock (such options, together with the other employee stock options issued by Telescan after the date hereof in accordance with the Telescan Stock Option Plans and Section 5.1, collectively, the "Telescan Stock Options") under Telescan's Amended and Restated Amended Stock Option Plan, 1995 Stock Option Plan, 2000 Stock Option Plan and other option plans assumed by Telescan (collectively, the "Telescan Stock Option Plans"). Section 4.1(b) of the Telescan Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of the number of shares of Telescan Common Stock subject to Telescan Stock Options or other rights to purchase or receive Telescan Common Stock granted under the Telescan Benefit Plans or otherwise and the exercise price of the outstanding Telescan Stock Options referenced therein. Except as disclosed in Sections 4.01(b) or 4.01(m) of the Telescan Disclosure Schedule, there are no outstanding obligations of Telescan or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Telescan Capital Stock or any capital stock or other equity or ownership interests of any Subsidiary of Telescan or to provide funds to, or make any investments (in form of a loan, capital contribution or otherwise) in, any Subsidiary of Telescan or any other Person.

     (c) Authority; No Conflicts.


     (i) Telescan has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Telescan Merger to the adoption of this Agreement by the Required Telescan Vote (as defined in Section 4.1(g)). The execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Telescan and no other corporate proceedings on the part of Telescan are necessary to authorize the execution and delivery of this Agreement or to consummate the Telescan Merger and the other transactions contemplated hereby, subject in the case of the consummation of the Telescan Merger to the adoption of this Agreement by the Required Telescan Vote. This Agreement has been duly and validly executed and delivered by Telescan and constitutes a valid, legal and binding agreement of Telescan, enforceable against Telescan in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (ii) The execution and delivery of this Agreement by Telescan do not, and the performance of its obligations hereunder and the consummation by Telescan of the Telescan Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien, charge,

     "put" or "call" right or other encumbrance on, or the loss of, any assets, including Intellectual Property (as defined in Section 4.1(j)), or cause or create any right of payment or reimbursement (any such conflict, violation, breach, default, right of termination, amendment, cancellation or acceleration, loss, creation, payment or reimbursement, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or bylaws or similar organizational document of Telescan or any Significant Subsidiary of Telescan, or (B) except as (1) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Telescan; (2) would not prevent or materially delay the consummation of the Mergers, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or (3) as set forth in
     Section 4.1(c) of the Telescan Disclosure Schedule, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Telescan or any Subsidiary of Telescan or their respective properties or assets.

     (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity") or any other Person is required by or with respect to Telescan or any Subsidiary of Telescan in connection with the execution and delivery of this Agreement by Telescan or the performance of its obligations hereunder or the consummation of the Telescan Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) state securities or "blue sky" laws (the "Blue Sky Laws"), (B) the Securities Act of 1933, as amended (the "Securities Act"), (C) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (D) the DGCL and NRS with respect to the filing of the Certificates of Merger, (E) the rules and regulations of the NASDAQ and (F) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Telescan. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (E) are hereinafter referred to as "Necessary Consents".

     (d) Reports and Financial Statements.


     (i) Telescan has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1999 (collectively, including all exhibits thereto, the "Telescan SEC Reports"). None of the Telescan SEC Reports, as of their respective dates

     (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Telescan SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Telescan and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the ---- case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such Telescan SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Telescan SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Each Subsidiary of Telescan is treated as a consolidated Subsidiary of Telescan in the financial reports of Telescan included in the Telescan SEC Reports.

     (ii) Except as disclosed in the Telescan financial statements for the period ending December 31, 2000, included in the Telescan SEC Reports, or as disclosed in Section 4.1(d) of the Telescan Disclosure Schedule, neither Telescan nor any of its Subsidiaries has any obligations, liabilities or debts (whether accrued or fixed, or absolute or contingent, or unmatured, or determined or determinable), including without limitation those arising under law or any contract, arrangement or commitment or undertaking that are of a nature that would be required to be disclosed on the consolidated balance sheet of Telescan and its consolidated Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business consistent with past practices, (B) liabilities incurred in accordance with Section 5.1, (C) liabilities for Taxes (as defined in Section 4.1(l)) or (D) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Telescan.

     (e) Information Supplied.

     (i) None of the information supplied or to be supplied by Telescan for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 6.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the Joint Proxy Statement/Prospectus (as defined in Section 6.1) will, on the date it is first mailed to ZiaSun stockholders or Telescan stockholders or at the time of the ZiaSun Stockholders Meeting or the Telescan Stockholders Meeting (each as defined in Section 6.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

     (ii) Notwithstanding the foregoing provisions of this Section 4.1(e), no representation or warranty is made by Telescan with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by ZiaSun for inclusion or incorporation by reference therein.

     (f) Board Approval. The Board of Directors of Telescan, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Telescan Board Approval"), has duly (i) determined that this Agreement is fair to and in the best interests of Telescan and its stockholders and declared the Telescan Merger to be advisable, (ii) approved this Agreement, the Voting Agreements and the Telescan Merger and (iii) recommended that the stockholders of Telescan adopt this Agreement and directed that such matter be submitted for consideration by Telescan's stockholders at the Telescan Stockholders Meeting. The Telescan Board Approval constitutes approval of this Agreement, the Voting Agreements and the Telescan Merger for purposes of Section 203 of the DGCL. To the knowledge of Telescan, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Voting Agreements or the Telescan Merger or the other transactions contemplated hereby or thereby.

     (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Telescan Common Stock to adopt this Agreement (the "Required Telescan Vote") is the only vote of the holders of any class or series of Telescan Capital Stock necessary to approve or adopt this Agreement and the Telescan Merger and to consummate the Telescan Merger and the other transactions contemplated hereby.

     (h) Litigation; Compliance with Laws.

     (i) There are no claims, investigations, suits, actions, judgments or proceedings (collectively, "Actions") pending or, to the knowledge of Telescan, threatened, against or affecting Telescan or any Subsidiary of Telescan or any property or asset of Telescan or any Subsidiary of Telescan, before any court, arbitrator or Governmental Entity (domestic or foreign), which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Telescan, nor are there any judgments, decrees, determinations, awards, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Telescan or any Subsidiary of Telescan which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Telescan.

     (ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Telescan, Telescan and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses as now being conducted of Telescan and its Subsidiaries, (the "Telescan Permits"), and no suspension or cancellation of any of the Telescan Permits is pending or, to the knowledge of Telescan, threatened. Telescan and its Subsidiaries are in compliance with the terms of the Telescan Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Telescan. Neither Telescan nor any of its Subsidiaries is in violation of, and Telescan and its Subsidiaries have not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Telescan.

     (i) Absence of Certain Changes or Events. Except as disclosed in Section 4.1(i) of the Telescan Disclosure Schedule and for liabilities permitted to be incurred in accordance with this Agreement or the transactions contemplated hereby, since December 31, 2000, Telescan and each Subsidiary of Telescan has conducted its business only in the ordinary course and in a manner consistent with past practices and since such date and prior to the date hereof, neither Telescan nor any Subsidiary of Telescan has:

     (i) made or adopted amendments or changes to its Certificate or Articles of Incorporation or Bylaws;

     (ii) declared, set aside or paid a dividend or other distribution with respect to its capital stock or any direct or indirect redemption, purchase or other acquisition by it of any of its capital stock;

     (iii) acquired or entered into any agreement, arrangement or understanding for the acquisition (including, without limitation, by merger, consolidation, or acquisition of stock or assets) of any material interest in any corporation, partnership, other business organization or any division thereof or any material assets, other than the acquisition of assets in the ordinary course of business consistent with past practices;

     (iv) incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed, or otherwise as an accommodation become responsible for the obligations of any Person, or made any loans or advances except for indebtedness incurred in the ordinary course of business consistent with past practices;

     (v) entered into any contract or agreement material to its business, results of operations or financial condition other than in the ordinary course of business consistent with past practices;

     (vi) made or authorized any capital expenditure of $50,000 in any individual case or $125,000 in the aggregate;

     (vii) revalued any of its assets;

     (viii) sold, leased, licensed or otherwise disposed of any of its material assets or properties, except in the ordinary course of business as conducted on that date and consistent with past practices;

     (ix) amended or terminated any material contract, agreement or license to which it is a party or by which it is bound;

     (x) permitted or allowed any of its material assets or properties (whether tangible or intangible) to be subjected to any Lien, other than in the ordinary course of business, consistent with past practices;

     (xi) taken any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practices, with respect to accounting policies, methods or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

     (xii) paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practices, of liabilities reflected or reserved against in the financial statements of Telescan included in the Telescan SEC Reports or subsequently incurred in the ordinary course of business and consistent with past practices;

     (xiii) suffered any casualty, loss or damage with respect to any of its assets which in the aggregate have a replacement cost of more than $50,000, whether or not such casualty, loss or damage shall have been covered by insurance;

     (xiv) increased the salary or other compensation payable or to become payable by it to any of its directors, executive-level officers or advisors, or declared, paid, committed or otherwise become obligated for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

     (xv) waived or released any of its material rights or claims, including any write-off or other compromise of any amount of its account receivables;

     (xvi) changed the prices or royalties set or charged by it to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to it;

     (xvii) terminated, discontinued, closed or disposed of any facility or other business operation, or laid off any employees (other than layoffs of less than 5 employees) or implemented any early retirement, separation or program providing early retirement window benefits or announced or planned any such action or program for the future;

     (xviii) commenced or received notice or threat of commencement of any lawsuit or proceeding against or investigation of it or its affairs;

     (xix) received notice of any claim of ownership by a third party of its Intellectual Property (as defined in Section 4.1(j) below) or of infringment by it of any third party's Intellectual Property rights;

     (xx) issued or sold any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

     (xxi) suffered any Material Adverse Effect;

     (xxii) made any material changes in the customary methods of its operations; or

     (xxiii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.1(i).

     (j) Intellectual Property.

          (i) For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" shall mean any of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation embodying or evidencing any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; ("Copyrights"); (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Mask Works"); (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, brand names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (ix) all World Wide Web addresses, sites and domain names; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

          "Telescan Business" means the business of Telescan or any Subsidiary of Telescan, including the manufacture, use, licensing, distribution and sale of any products or technology or the provision of any services by Telescan or any Subsidiary of Telescan, as currently conducted, as conducted since the inception of Telescan or any Subsidiary of Telescan, or as reasonably is contemplated to be conducted by Telescan or any Subsidiary of Telescan in the future.

          "Telescan Intellectual Property" shall mean any Intellectual Property that is owned by or licensed to Telescan or any Subsidiary of Telescan.

          "Registered Intellectual Property" shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights;
          (iv) Mask Work registrations and applications to register Mask Works; and (v) any other Intellectual Property of Telescan or any Subsidiary of Telescan that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by any state, government or other public legal authority at any time.

          (ii) Section 4.1(j) of the Telescan Disclosure Schedule lists all Registered Intellectual Property in whole or in part owned by, assigned to, or filed in the name of Telescan or any Subsidiary of Telescan (the "Telescan Registered Intellectual Property").

          (iii) Except as set forth in Section 4.1(j) of the Telescan Disclosure Schedule, each item of Telescan Intellectual Property, including all Telescan Registered Intellectual Property listed on
          Section 4.1(j) of the Telescan Disclosure Schedule, is free and clear of any Lien.

          (iv) Telescan or a Subsidiary of Telescan: (i) is the exclusive owner of all Trademarks as such Trademarks are currently used by the Telescan Business, including trade names, trade dress and similar designations of origin used in connection with the operation or conduct of the Telescan Business and (ii) owns exclusively, and has good title to, all copyrighted works, software products or other works of authorship that it otherwise purports to own.

          (v) Except as set forth in Section 4.1(j) of the Disclosure Schedule, neither Telescan nor any Subsidiary of Telescan has transferred ownership of, or granted any license of or right to use or authorized the retention of any rights to use, any Intellectual Property that is, or was, Telescan Intellectual Property, to any other Person, except in the ordinary course of business consistent with past practices.

          (vi) The Telescan Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Telescan Business including (i) the making, using, selling, marketing, or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or
          (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of any device or work.

          (vii) The contracts, licenses and agreements listed in Section 4.1(j) of the Telescan Disclosure Schedule include all material contracts, licenses and agreements pursuant to which any Person, including any affiliate or any Subsidiary of Telescan, has licensed any Intellectual Property to Telescan or any Subsidiary of Telescan. Neither Telescan nor any Subsidiary of Telescan is in breach of, nor has it failed to perform under any of the foregoing contracts, licenses and agreements and, to its knowledge, no other party to such contracts, licenses and agreements is in breach of or has failed to perform thereunder.

          (viii) The contracts, licenses and agreements listed in Section 4.1(j) of the Telescan Disclosure Schedule include all material contracts and agreements pursuant to which any Person, including any third party developer or consultant, has developed any device or technology, authored any work, or otherwise created any thing in which any Intellectual Property rights might arise, either separately or jointly with Telescan, any Subsidiary of Telescan, or any other Person, which Telescan or any Subsidiary of Telescan uses or possess or which it believes it owns.

          (ix) The contracts, licenses and agreements listed in Section 4.1(j) of the Telescan Disclosure Schedule include all material contracts, licenses and agreements pursuant to which Telescan or any Subsidiary of Telescan has licensed or transferred to any third person or any affiliate or Subsidiary of Telescan any Telescan Intellectual Property. Neither Telescan nor any Subsidiary of Telescan is in breach of, nor has it failed to perform under any of the foregoing contracts, licenses and agreements and, to its knowledge, no other party to such contracts, licenses and agreements is in breach of or has failed to perform thereunder.

          (x) Neither the consummation of the transaction contemplated by this Agreement nor the transfer to ZiaSun of any contracts, licenses, agreements or Telescan Intellectual Property will cause or obligate ZiaSun (i) to grant to any third party any rights or licenses with respect to any Intellectual Property of ZiaSun; or (ii) pay any royalties or other amounts in excess of those being paid by Telescan or any Subsidiary of Telescan prior to the Effective Date.

          (xi) Section 4.1(j) of the Telescan Disclosure Schedule lists all material agreements, licenses and contracts pursuant to which Telescan or any Subsidiary of Telescan has agreed to indemnify, hold harmless, or otherwise agree to be liable for any losses, cost or damages of a third party with respect to any Intellectual Property or product or service of Telescan or any Subsidiary of Telescan.

          (xii) Except as set forth in Section 4.1(j) of the Telescan Disclosure Schedule, all Telescan Intellectual Property (other than Telescan Intellectual Property licensed from third parties) will be fully, transferable, alienable or licensable by, or between, Telescan (or any Subsidiary of Telescan) or ZiaSun without restriction and without payment of any kind to any third party.

          (xiii) Except as set forth in Section 4.1(j) of the Telescan Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of Telescan or any Subsidiary of Telescan in any Telescan Intellectual Property or result in the breach or termination of any license, contract or agreement to which Telescan or any Subsidiary of Telescan is a party respecting any Telescan Intellectual Property.

          (xiv) To Telescan's knowledge, the operation of the Telescan Business, including (i) the making, using, selling, marketing, or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, distribution, performance, display, creation of derivative works of, or the exploitation of any device or work, does not, and will not when conducted in substantially the same manner, following the Closing by Holdco, infringe or misappropriate the Intellectual Property of any person, violate the rights of any person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither Telescan nor any Subsidiary of Telescan has received notice from any person claiming that such operation or any act, product, technology or service of the Telescan Business infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is Telescan or any Subsidiary of Telescan aware of any basis therefor). Without limiting the foregoing, to Telescan's knowledge, neither Telescan nor any Subsidiary of Telescan has misappropriated the trade secrets of, or infringed the Copyright or Mask Works of any third party.

          (xv) There are no material contracts, licenses or agreements between Telescan or any Subsidiary of Telescan and any other person with respect to Telescan Intellectual Property under which there is any dispute known to Telescan or any Subsidiary of Telescan regarding the scope of, or performance under, such contract, license or agreement, including with respect to any payments to be made or received by Telescan or any Subsidiary of Telescan thereunder.

          (xvi) To the knowledge of Telescan or any of its Subsidiaries, no person is infringing or misappropriating any Telescan Intellectual Property.

          (xvii) No Telescan Intellectual Property or product, technology or service of the Telescan Business is subject to any proceeding or outstanding decree, order, judgment or stipulation that restricts in any manner the use, transfer or licensing thereof by Telescan or any Subsidiary of Telescan or may affect the validity, use or enforceability of such Telescan Intellectual Property.

          (xviii) Section 4.1(j) of the Telescan Disclosure Schedule lists all action, including the payment of any fees, that must, or should be performed by, or on behalf of, Telescan or any Subsidiary of Telescan in the ninety-day period following the Effective Date, with respect to any application for, perfection of, preservation of, or continuation of any rights of Telescan or any Subsidiary of Telescan with respect to any Telescan Intellectual Property, including the filing of any patent applications, response to Patent Office actions or payment of fees, including renewal fees.

          (xix) Neither Telescan nor any Subsidiary of Telescan has claimed small business status, or other particular status in the application for any Registered Telescan Intellectual Property which claim of status was not at the time made, or which has since become, inaccurate or false, or that will no longer be true and accurate as a result of the Closing.

          (xx) All software products of Telescan or any Subsidiary of Telescan were written and created solely by either (i) employees of Telescan or any Subsidiary of Telescan acting within the scope of their employment or (ii) by third parties who have validly assigned or licensed the necessary rights, including Intellectual Property rights, in such products to Telescan or any Subsidiary of Telescan.

          (xxi) Neither Telescan nor any Subsidiary of Telescan has knowledge of any facts or circumstances that would render any Telescan Intellectual Property invalid or unenforceable. Without limiting the foregoing, neither Telescan nor any Subsidiary of Telescan knows of any information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Telescan Registered Intellectual Property invalid or unenforceable, or would adversely affect any pending application for any Telescan Registered Intellectual Property, and neither Telescan nor any Subsidiary of Telescan has misrepresented, or failed to disclose, nor is aware of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Telescan Register Intellectual Property that would constitute fraud or a material misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any Telescan Registered Intellectual Property.

          (xxii) Telescan and each Subsidiary of Telescan have taken all steps reasonable under the circumstances to protect the confidentiality and trade secret status of their material confidential information and know of no basis on which it could be claimed that either Telescan or any Subsidiary of Telescan has failed to protect the confidentiality of any of their material confidential information.

     (k) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Telescan.

     (l) Taxes. Each of Telescan and its Subsidiaries has filed all Tax Returns (as defined below) required to have been filed (or extensions for filing thereof have been duly obtained and have not expired), has paid all Taxes (as defined below) required to have been paid by it, has provided adequate reserves in the financial statements for any Taxes that have not been paid (whether or not shown as being due on any returns) or are payable by Telescan or any of its Subsidiaries, except where failure to file such Tax Returns or pay or provide reserves for such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Telescan. All Tax Returns filed by Telescan or any Subsidiary of Telescan are true, correct and complete in all material respects. Neither Telescan nor any of its Subsidiaries has received from any governmental authority any written notice of any proposed adjustment, deficiency or underpayment of Taxes, which notice has not been withdrawn or satisfied by payment, and there are no material claims that have been asserted or, to the knowledge of Telescan or any Subsidiary of Telescan, threatened against Telescan or any of its Subsidiaries relating to such Taxes. For purposes of this Agreement: (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority or any obligation to pay Taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other contractual obligation and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax
(including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax. Neither Telescan nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Mergers from qualifying as exchanges within the meaning of Section 351 of the Code and the ZiaSun Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

     (m) Certain Contracts. As of the date hereof, except as disclosed in
Section 4.1(m) of the Telescan Disclosure Schedule, neither Telescan nor any Subsidiary of Telescan has, is a party to, or is bound by

     (i) any collective bargaining agreements;

     (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

     (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

     (iv) any employment or consulting agreement with an employee or individual consultant or salesperson;

     (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (vi) any fidelity or surety bond or completion bond;

     (vii) any lease of real or personal property having a value or obligation individually in excess of $100,000, or that does not terminate within six months;

     (viii) any agreement of indemnification or guaranty;

     (ix) any agreement containing any covenant limiting its freedom to engage in any line of business or to compete with any Person or in any geographic area or during any period of time;

     (x) any agreement relating to capital expenditures and involving future payments in excess of $50,000;

     (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Telescan's or any Subsidiary of Telescan's business;

     (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

     (xiii) any letter of credit in excess of $50,000;

     (xiv) any distribution, joint marketing or development agreement;

     (xv) any agreement pursuant to which it has granted or may grant in the future, to any Person a source-code license or option or other right to use or acquire a source-code;

     (xvi) any agreement relating to trademarks, copyrights, licenses, software development or any other Intellectual Property; or

     (xvii) any other agreement that involves $100,000 or more and is not cancelable without penalty within 30 days.

     Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice or both, as are all noted in Section 4.1(m) of the Telescan Disclosure Schedule, neither Telescan nor any of its Subsidiaries has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Section 4.1(m) of the Telescan Disclosure Schedule (any such agreement, contract or commitment, an "Telescan Contract"). Each Telescan Contract is in full force and effect and, except as otherwise disclosed in Section 4.1(m) of the

Telescan Disclosure Schedule, is not subject to any default thereunder, of which Telescan has knowledge, by any party obligated to Telescan or any of the Subsidiaries pursuant thereto. Section 4.1(m) of the Telescan Disclosure
Schedule identifies each Telescan Contract that requires a consent, waiver or approval to preserve all rights of, and benefits to, Telescan or any of the Subsidiaries under such Telescan Contract as a result of entering into this Agreement or effecting the Merger or the other transactions contemplated by this Agreement.

     (n) Employee Benefits.

     (i) The Benefit Plans, whether oral or written, under which any current or former employee or director of Telescan or its Subsidiaries has any present or future right to benefits contributed to, sponsored by or maintained by Telescan or its Subsidiaries, or under which Telescan or its Subsidiaries has any present or future liability shall be collectively referred to as the "Telescan Benefit Plans."

     (ii) Except as set forth in Section 4.1(n) of the Telescan Disclosure Schedule, with respect to each Telescan Benefit Plan, no liability has been incurred and there exists no condition or circumstances in connection with which Telescan or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Telescan, in each case under ERISA (as defined in Section 9.11(b)), the Code, or any other applicable law, rule or regulation.

     (iii) Telescan and its Subsidiaries are in compliance with all federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Telescan. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Telescan or any of its Subsidiaries pending or, to the knowledge of Telescan, threatened which may interfere with the business activities of Telescan or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Telescan.

     (o) Labor Matters. Except as disclosed in the Telescan SEC Reports filed prior to the date of this Agreement or in Section 4.1(o) of the Telescan Disclosure Schedule, there are no controversies pending or, to the knowledge of Telescan, threatened between Telescan or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a Material Adverse Effect on Telescan and, to the knowledge of Telescan and its Subsidiaries, there are no material organizational efforts presently being made involving any of the now unorganized employees of Telescan or any of its Subsidiaries. Since January 1, 1999, there has been no work stoppage, strike or other concerted action by employees of Telescan or any of its Subsidiaries, except as is not having or could not be reasonably expected to have a Material Adverse Effect on Telescan.

     (p) Environmental Matters.

     (i) Each of Telescan and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entity which are required under any applicable Environmental Law in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Telescan. Each of such Environmental Permits is in full force and effect and each of Telescan and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in full force and effect or to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Telescan.

     (ii) To the knowledge of Telescan, no site or facility now or previously owned, operated or leased by Telescan or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA"), or on any similar state or local list of sites requiring investigation or clean-up.

     (iii) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Telescan or any of its Subsidiaries, other than any such Liens on real property not individually or in the aggregate material to Telescan and its Subsidiaries taken as a whole, and no action of any Governmental Entity has been taken or, to the knowledge of Telescan, is in process which could subject any of such properties to such Liens, and neither Telescan nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

     (iv) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, Telescan or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Telescan or any of its Subsidiaries which have not been delivered to ZiaSun prior to the execution of this Agreement.

     (q) Assets. The assets, properties, rights and Telescan Contracts, including (as applicable) title or leaseholds thereto, of Telescan and its Subsidiaries, taken as a whole, are sufficient to permit Telescan and its Subsidiaries to conduct their business as currently being conducted with only such exceptions as are not reasonably likely to have a Material Adverse Effect on Telescan. All material real property owned by Telescan and its Subsidiaries is owned free and clear of all Liens, except (i) those reflected or reserved against in the latest balance sheet or notes thereto included in the Telescan financial statements included in the Telescan SEC Reports, (ii) taxes and general and special assessments not in default and payable without penalty or interest, (iii) Liens disclosed in Section 4.1(q) of the Telescan Disclosure Schedule and (iv) Liens that do not materially adversely interfere with any present use of such property.

          (r) Insurance. Section 4.1(r) of the Telescan Disclosure Schedule sets forth a complete and accurate list of all material policies of insurance of Telescan and its Significant Subsidiaries currently in force, including surety bonds or other credit support therefor (the "Telescan Insurance Policies"), the current annual premiums for each Telescan Insurance Policy and the types of risk covered and limits of coverage. All Telescan Insurance Policies are in full force and effect and all premiums due thereon have been paid. Telescan has complied in all material respects with the terms and provisions of the Telescan Insurance Policies. Telescan has never applied for and been refused or denied any policy of insurance with respect to product liability matters, matters arising by reason of clinical trials, environmental matters or worker's compensation. Telescan's insurance coverage is adequate in kind and amount based on current industry practice.

          (s) Affiliate Arrangements. Except as disclosed in Section 4.1(s) of the Telescan Disclosure Schedule, neither Telescan nor any of its Subsidiaries is a party to any contract, arrangement, understanding or other commitment or pending or proposed transaction with any director or officer of Telescan or of any of its Subsidiaries or any affiliates of any such persons (other than compensation arrangements entered into in the ordinary course of business and other than as disclosed in the Telescan SEC Reports filed prior to the date of this Agreement and employee health, welfare and benefit plans available generally to the officers or employees of Telescan and its Subsidiaries).

          (t) Takeover Provisions of the DGCL Not Applicable. Telescan has taken all necessary actions so that the provisions of Section 203 of the DGCL do not and will not, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby.

          (u) Contingent Voting Rights of the Telescan Preferred Stock. Telescan has not acted or failed to act in any manner that would entitle the holders of the Telescan Preferred Stock to the voting rights set forth in
Section 8(b) of the certificate of designation of Telescan Preferred Stock

     4.2. Representations and Warranties of ZiaSun. Except as disclosed in the ZiaSun SEC Reports (as defined in Section 4.2(d)(i)) filed prior to the date hereof or as set forth in the ZiaSun Disclosure Schedule delivered by ZiaSun to Telescan prior to the execution of this Agreement (the "ZiaSun Disclosure Schedule"), ZiaSun represents and warrants to Telescan as follows:

    (a) Organization, Standing and Power; Subsidiaries.

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

     (i) Each of ZiaSun and its Subsidiaries (as defined in Section 9.11(j)) is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease, use and operate its assets and properties and to carry on its business as now being conducted, except where the failure to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ZiaSun. ZiaSun and each of the Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ZiaSun. The copies of the certificate of incorporation and bylaws of ZiaSun and each of its Subsidiaries in, or incorporated by reference in, the ZiaSun SEC Reports are true, complete and correct copies of such documents as in effect on the date of this Agreement. A list of the respective jurisdictions of organization of ZiaSun and each of its Subsidiaries, and the respective jurisdictions where ZiaSun and each of its Subsidiaries is qualified or licensed as a foreign corporation to do business, are disclosed in
     Section 4.2(a) of the ZiaSun Disclosure Schedule.

     (ii) Exhibit 21 to ZiaSun's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 includes all the Subsidiaries of ZiaSun which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are, except as set forth in such Exhibit 21, owned directly or indirectly by ZiaSun, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as disclosed in Section 4.2(a) of the ZiaSun Disclosure Schedule, as of the date of this Agreement, neither ZiaSun nor any of its Subsidiaries directly or indirectly owns 5% or more of any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries) that is or would reasonably be expected to be material to ZiaSun and its Subsidiaries taken as a whole.

     (b) Capital Structure. As of the date hereof, the authorized capital stock of ZiaSun consists of 50,000,000 shares of ZiaSun Common Stock, of which 32,698,669 shares were outstanding. All issued and outstanding shares of the capital stock of ZiaSun are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights. There are no subscriptions, options, warrants or other rights (including "phantom" stock rights), agreements, arrangements or commitments obligating ZiaSun to issue or sell shares of capital stock or other equity interests in ZiaSun other than options and other rights to acquire ZiaSun Common Stock from ZiaSun representing in the aggregate the right to purchase approximately 1,679,900 shares of ZiaSun Common Stock (such options, together with the other employee stock options issued by ZiaSun after the date hereof in accordance with the ZiaSun Stock Option Plans and Section 5.2, collectively, the "ZiaSun Stock Options") under ZiaSun's 1999 Stock Option Plan and other option plans assumed by ZiaSun (collectively, the "ZiaSun Stock Option Plans"). Section 4.2(b) of the ZiaSun Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of the number of shares of ZiaSun Common Stock subject to ZiaSun Stock Options or other rights to purchase or receive ZiaSun Common Stock granted under the ZiaSun Benefit Plans or otherwise and the exercise price of the outstanding ZiaSun Stock Options referenced therein. Except as disclosed in Sections 4.2(b) or 4.2(m) of the ZiaSun Disclosure Schedule, there are no outstanding obligations of ZiaSun or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of ZiaSun Common Stock or any capital stock or other equity or ownership interests of any Subsidiary of ZiaSun or to provide funds to, or make any investments (in form of a loan, capital contribution or otherwise) in, any Subsidiary of ZiaSun or any other Person.

     (c) Authority; No Conflicts.

     (i) ZiaSun has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, subject in the case of the consummation of the ZiaSun Merger to the adoption of this Agreement by the Required ZiaSun Vote (as defined in Section 4.2(g)). The execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of ZiaSun and no other corporate proceedings on the part of ZiaSun are necessary to authorize the execution and delivery of this Agreement or to consummate the ZiaSun Merger and the other transactions contemplated hereby, subject in the case of the consummation of the ZiaSun Merger to the adoption of this Agreement by the Required ZiaSun Vote. This Agreement has been duly and validly executed and delivered by ZiaSun and constitutes a valid, legal, and binding agreement of ZiaSun, enforceable against ZiaSun in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (ii) The execution and delivery of this Agreement by ZiaSun do not, and the performance of its obligations hereunder and the consummation by ZiaSun of the ZiaSun Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or bylaws or similar organizational document of ZiaSun or any Significant Subsidiary of ZiaSun or (B) except as (1) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ZiaSun, (2) would not prevent or materially delay the consummation of the Mergers, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or (3) as set forth in Section 4.2(c)(ii) of the ZiaSun Disclosure Schedule, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ZiaSun or any Subsidiary of ZiaSun or their respective properties or assets.

     (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to ZiaSun or any Subsidiary of ZiaSun in connection with the execution and delivery of this Agreement by ZiaSun or the performance of its obligations hereunder or the consummation of the ZiaSun Merger and the other transactions contemplated hereby, except the Necessary Consents.

     (d) Reports and Financial Statements.

     (i) ZiaSun has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1999 (collectively, including all exhibits thereto, the "ZiaSun SEC Reports"). None of the ZiaSun SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the ZiaSun SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of ZiaSun and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such ZiaSun SEC Reports, as of their respective dates (and as of the date of any amendment to the respective ZiaSun SEC Reports), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Each Subsidiary of ZiaSun is treated as a consolidated Subsidiary of ZiaSun in the financial reports of ZiaSun included in the ZiaSun SEC Reports.

     (ii) Except as disclosed in the ZiaSun financial statements for the period ending December 31, 2000, included in the ZiaSun SEC Reports or as disclosed in Section 4.2(d) of the ZiaSun Disclosure Schedule, neither ZiaSun nor any of its Subsidiaries has any obligations, liabilities or debts (whether accrued or fixed, or absolute or contingent, or unmatured, or determined or determinable), including without limitation those arising under Law or any contract, arrangement or commitment or undertaking, that are of a nature that would be required to be disclosed on the consolidated balance sheet of ZiaSun and its consolidated Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, consistent with past practices, (B) liabilities incurred in accordance with Section 5.2, (C) liabilities for Taxes or (D) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ZiaSun.

     (e) Information Supplied.

     (i) None of the information supplied or to be supplied by ZiaSun for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 6.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Joint Proxy Statement/Prospectus (as defined in Section 6.1) will, on the date it is first mailed to ZiaSun stockholders or Telescan stockholders or at the time of the ZiaSun Stockholders Meeting or the Telescan Stockholders Meeting (each as defined in Section 6.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

     (ii) Notwithstanding the foregoing provisions of this Section 4.2(e), no representation or warranty is made by ZiaSun with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/ Prospectus based on information supplied by Telescan for inclusion or incorporation by reference therein.

     (f) Board Approval. The Board of Directors of ZiaSun, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "ZiaSun Board Approval"), has duly (i) determined that this Agreement is fair to and in the best interests of ZiaSun and its stockholders and declared the ZiaSun Merger to be advisable, (ii) approved this Agreement, the Voting Agreements and the ZiaSun Merger and (iii) recommended that the stockholders of ZiaSun adopt this Agreement and directed that such matter be submitted for consideration by ZiaSun's stockholders at the ZiaSun Stockholders Meeting. The ZiaSun Board Approval constitutes approval of this Agreement, the Voting Agreements and the ZiaSun Merger for purposes of Section 78.438 of the NRS. To the knowledge of ZiaSun, except for Sections 78.411 to 78.444 of the NRS (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Voting Agreements or the ZiaSun Merger or the other transactions contemplated hereby or thereby.

     (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of ZiaSun Common Stock to adopt this Agreement (the "Required ZiaSun Vote") is the only vote of the holders of any class or series of ZiaSun common stock necessary to approve or adopt this Agreement and the ZiaSun Merger and to consummate the ZiaSun Merger and the other transactions contemplated hereby.

     (h) Litigation; Compliance with Laws.

     (i) There are no Actions pending or, to the knowledge of ZiaSun, threatened, before any court, arbitrator or Government Entity (domestic or foreign) against or affecting ZiaSun or any Subsidiary of ZiaSun or any property or asset of ZiaSun or any Subsidiary of ZiaSun, before any court, arbitrator or Governmental Entity (domestic or foreign) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ZiaSun, nor are there any judgments, decrees, determinations, awards, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against ZiaSun or any Subsidiary of ZiaSun which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ZiaSun.

     (ii) Except as, individually or in the aggregate, would not to have a Material Adverse Effect on ZiaSun, ZiaSun and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses as now being conducted of ZiaSun and its Subsidiaries (the "ZiaSun Permits"), and no suspension or cancellation of any of the ZiaSun Permits is pending or, to the knowledge of ZiaSun, threatened. ZiaSun and its Subsidiaries are in compliance with the terms of the ZiaSun Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ZiaSun. Neither ZiaSun nor any of its Subsidiaries is in violation of, and ZiaSun and its Subsidiaries have not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ZiaSun.

     (i) Absence of Certain Changes or Events. Except as disclosed in Section 4.2(i) of the ZiaSun Disclosure Schedule and for liabilities permitted to be incurred in accordance with this Agreement or the transactions contemplated hereby, since December 31, 2000, ZiaSun and each Subsidiary of ZiaSun has conducted its business only in the ordinary course and in a manner consistent with past practices and, since such date and prior to the date hereof, neither ZiaSun nor any Subsidiary of ZiaSun has:

     (i) made or adopted amendments or changes to its Certificate or Articles of Incorporation or Bylaws;

     (ii) declared, set aside or paid a dividend or other distribution with respect to its capital stock, or any direct or indirect redemption, purchase or other acquisition by it of any of its capital stock;

     (iii) acquired or entered into any agreement, arrangement or understanding for the acquisition (including, without limitation, by merger, consolidation, or acquisition of stock or assets) of any material interest in any corporation, partnership, other business organization or any division thereof or any material assets, other than the acquisition of assets in the ordinary course of business consistent with past practices;

     (iv) incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed, or otherwise as an accommodation become responsible for, the obligations of any Person, or made any loans or advances except for indebtedness incurred in the ordinary course of business consistent with past practices;

     (v) entered into any contract or agreement material to its business, results of operations or financial condition other than in the ordinary course of business consistent with past practices;

     (vi) made or authorized any capital expenditure of $50,000 in any individual case or $125,000 in the aggregate;

     (vii) revalued any of its assets;

     (viii) sold, leased, licensed or otherwise disposed of any of its material assets or properties, except in the ordinary course of business as conducted on that date and consistent with past practices;

     (ix) amended or terminated any material contract, agreement or license to which it is a party or by which it is bound;

     (x) permitted or allowed any of its material assets or properties (whether tangible or intangible) to be subjected to any Lien, other than in the ordinary course of business, consistent with past practices;

     (xi) taken any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practices, with respect to accounting policies, methods or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

     (xii) paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practices, of liabilities reflected or reserved against in the financial statements of ZiaSun included in the ZiaSun SEC Reports or subsequently incurred in the ordinary course of business and consistent with past practices;

     (xiii) suffered any casualty, loss or damage with respect to any of its assets which in the aggregate have a replacement cost of more than $50,000, whether or not such casualty, loss or damage shall have been covered by insurance;

     (xiv) increased the salary or other compensation payable or to become payable by it to any of its directors, executive-level officers or advisors, or declared, paid, committed or otherwise become obligated for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

     (xv) waived or released any of its material rights or claims, including any write-off or other compromise of any amount of its account receivables;

     (xvi) changed the prices or royalties set or charged by it to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to it;

     (xvii) terminated, discontinued, closed or disposed of any facility or other business operation, or laid off any employees (other than layoffs of less than 5 employees) or implemented any early retirement, separation or program providing early retirement window benefits or announced or planned any such action or program for the future;

     (xviii) commenced or received notice or threat of commencement of any lawsuit or proceeding against or investigation of it or its affairs;

     (xix) received notice of any claim of ownership by a third party of its Intellectual Property or of infringment by it of any third party's Intellectual Property rights;

     (xx) issued or sold any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

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

     (xxi) suffered any Material Adverse Effect;

     (xxii) made any material changes in the customary methods of its operations; or

     (xxiii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.2(i).

     (j) Intellectual Property.

     (i) For the purposes of this Agreement, the following terms have the following definitions:

          "ZiaSun Business" means the business of ZiaSun or any Subsidiary of ZiaSun, including the manufacture, use, licensing, distribution and sale of any products or technology or the provision of any services by ZiaSun or any Subsidiary of ZiaSun, as currently conducted, as conducted since the inception of ZiaSun or any Subsidiary of ZiaSun, or as reasonably is contemplated to be conducted by ZiaSun or any Subsidiary of ZiaSun in the future.

          "ZiaSun Intellectual Property" shall mean any Intellectual Property that is owned by or licensed to ZiaSun or any Subsidiary of ZiaSun.

     (ii) Section 4.2(j) of the ZiaSun Disclosure Schedule lists all Registered Intellectual Property in whole or in part owned by, assigned to, or filed in the name of ZiaSun or any Subsidiary of ZiaSun (the "ZiaSun Registered Intellectual Property").

     (iii) Except as set forth on Section 4.2(j) of the ZiaSun Disclosure Schedule, each item of ZiaSun Intellectual Property, including all ZiaSun Registered Intellectual Property listed on Section 4.2(j) of the ZiaSun Disclosure Schedule, is free and clear of any Lien.

     (iv) ZiaSun or a Subsidiary of ZiaSun: (i) is the exclusive owner of all Trademarks as such Trademarks are currently used by the ZiaSun Business, including trade names, trade dress and similar designations of origin used in connection with the operation or conduct of the ZiaSun Business and (ii) owns exclusively, and has good title to, all copyrighted works, software products or other works of authorship that it otherwise purports to own.

     (v) Except as set forth in Section 4.2(j) of the Disclosure Schedule, neither ZiaSun nor any Subsidiary of ZiaSun has transferred ownership of, or granted any license of or right to use or authorized the retention of any rights to use, any Intellectual Property that is, or was, ZiaSun Intellectual Property, to any Person, except in the ordinary course of business consistent with past practices.

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

     (vi) The ZiaSun Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the ZiaSun Business including (i) the making, using, selling, marketing, or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of any device or work.

     (vii) The contracts, licenses and agreements listed on Section 4.2(j) of the ZiaSun Disclosure Schedule include all material contracts, licenses and agreements pursuant to which any Person, including any affiliate or any Subsidiary of ZiaSun, has licensed any Intellectual Property to ZiaSun or any Subsidiary of ZiaSun. Neither ZiaSun nor any Subsidiary of ZiaSun is in breach of, nor has it failed to perform under any of the foregoing contracts, licenses and agreements and, to its knowledge, no other party to such contracts, licenses and agreements is in breach of or has failed to perform thereunder.

     (viii) The contracts, licenses and agreements listed in Section 4.2(j) of the ZiaSun Disclosure Schedule include all material contracts and agreements pursuant to which any Person, including any third party developer or consultant, has developed any device or technology, authored any work, or otherwise created any thing in which any Intellectual Property rights might arise, either separately or jointly with ZiaSun, any Subsidiary of ZiaSun, or any other Person, which ZiaSun or any Subsidiary of ZiaSun uses or possess or which it believes it owns.

     (ix) The contracts, licenses and agreements listed on Section 4.2(j) of the ZiaSun Disclosure Schedule include all material contracts, licenses and agreements pursuant to which ZiaSun or any Subsidiary of ZiaSun has licensed or transferred to any third person or any affiliate or Subsidiary of ZiaSun any ZiaSun Intellectual Property. Neither ZiaSun nor any Subsidiary of ZiaSun is in breach of, nor has it failed to perform under any of the foregoing contracts, licenses and agreements and, to its knowledge, no other party to such contracts, licenses and agreements is in breach of or has failed to perform thereunder.

     (x) Neither the consummation of the transaction contemplated by this Agreement nor the transfer to Telescan of any contracts, licenses, agreements or ZiaSun Intellectual Property will cause or obligate Telescan (i) to grant to any third party any rights or licenses with respect to any Intellectual Property of Telescan; or (ii) pay any royalties or other amounts in excess of those being paid by ZiaSun or any Subsidiary of ZiaSun prior to the Effective Date.

     (xi) Section 4.2(j) of the ZiaSun Disclosure Schedule lists all material agreements, licenses and contracts pursuant to which ZiaSun or any Subsidiary of ZiaSun has agreed to indemnify, hold harmless, or otherwise agree to be liable for any losses, cost or damages of, a third party with respect to any Intellectual Property or product or service of ZiaSun or any Subsidiary of ZiaSun.

     (xii) Except as set forth on Section 4.2(j) of the ZiaSun Disclosure Schedule, all ZiaSun Intellectual Property (other than ZiaSun Intellectual Property licensed from third parties) will be fully, transferable, alienable or licensable by, or between, ZiaSun (or any Subsidiary of ZiaSun) or Telescan without restriction and without payment of any kind to any third party.

     (xiii) Except as set forth on Section 4.2(j) of the ZiaSun Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of ZiaSun or any Subsidiary of ZiaSun in any ZiaSun Intellectual Property or result in the breach or termination of any license, contract or agreement to which ZiaSun or any Subsidiary of ZiaSun is a party respecting any ZiaSun Intellectual Property.

     (xiv) To ZiaSun's knowledge, the operation of the ZiaSun Business, including (i) the making, using, selling, marketing, or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, distribution, performance, display, creation of derivative works of, or the exploitation of any device or work, does not, and will not when conducted in substantially the same manner following the Closing by Holdco, infringe or misappropriate the Intellectual Property of any person, violate the rights of any person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither ZiaSun nor any Subsidiary of ZiaSun has received notice from any person claiming that such operation or any act, product, technology or service of the ZiaSun Business infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is ZiaSun or any Subsidiary of ZiaSun aware of any basis therefor). Without limiting the foregoing, to ZiaSun's knowledge, neither ZiaSun nor any Subsidiary of ZiaSun has misappropriated the trade secrets of, or infringed the Copyright or Mask Works of any third party.

     (xv) There are no material contracts, licenses or agreements between ZiaSun or any Subsidiary of ZiaSun and any other person with respect to ZiaSun Intellectual Property under which there is any dispute known to ZiaSun or any Subsidiary of ZiaSun regarding the scope of, or performance under, such contract, license or agreement including with respect to any payments to be made or received by the Power or any Subsidiary of ZiaSun thereunder.

     (xvi) To the knowledge of ZiaSun or any of its Subsidiaries, no person is infringing or misappropriating any ZiaSun Intellectual Property.

     (xvii) No ZiaSun Intellectual Property or product, technology or service of the ZiaSun Business is subject to any proceeding or outstanding decree, order, judgment or stipulation that restricts in any manner the use, transfer or licensing thereof by ZiaSun or any Subsidiary of ZiaSun or may affect the validity, use or enforceability of such ZiaSun Intellectual Property.

     (xviii) Section 4.2(j) of the ZiaSun Disclosure Schedule lists all action, including the payment of any fees, that must, or should be performed by, or on behalf of, ZiaSun or any Subsidiary of ZiaSun in the ninety-day period following the Effective Date, with respect to any application for, perfection of, preservation of, or continuation of any rights of ZiaSun or any Subsidiary of ZiaSun with respect to any ZiaSun Intellectual Property, including the filing of any patent applications, response to Patent Office actions or payment of fees, including renewal fees.

     (xix) Neither ZiaSun nor any Subsidiary of ZiaSun has claimed small business status, or other particular status in the application for any Registered ZiaSun Intellectual Property which claim of status was not at the time made, or which has since become, inaccurate or false, or that will no longer be true and accurate as a result of the Closing.

     (xx) All software products of ZiaSun or any Subsidiary of ZiaSun were written and created solely by either (i) employees of ZiaSun or any Subsidiary of ZiaSun acting within the scope of their employment or (ii) by third parties who have validly assigned or licensed the necessary rights, including Intellectual Property rights, in such products to ZiaSun or any Subsidiary of ZiaSun.

     (xxi) Neither ZiaSun nor any Subsidiary of ZiaSun has knowledge of any facts or circumstances that would render any ZiaSun Intellectual Property invalid or unenforceable. Without limiting the foregoing, neither ZiaSun nor any Subsidiary of ZiaSun knows of any information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the ZiaSun Registered Intellectual Property invalid or unenforceable, or would adversely affect any pending application for any ZiaSun Registered Intellectual Property, and neither ZiaSun nor any Subsidiary of ZiaSun has misrepresented, or failed to disclose, and nor is aware of any misrepresentation or failure to disclose, any fact or circumstances in any application for any ZiaSun Register Intellectual Property that would constitute fraud or a material misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any ZiaSun Registered Intellectual Property.

     (xxii) ZiaSun and each Subsidiary of ZiaSun have taken all steps reasonable under the circumstances to protect the confidentiality and trade secret status of their material confidential information and know of no basis on which it could be claimed that either ZiaSun or any Subsidiary of ZiaSun has failed to protect the confidentiality of any of their material confidential information.

     (k) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ZiaSun.

     (l) Taxes. Each of ZiaSun and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions for the filing thereof have been duly obtained and have not expired), has paid all Taxes required to have been paid by it, has provided adequate reserves in the financial statements for any Taxes that have not been paid (whether or not shown as being due on any returns) or are payable by ZiaSun or any of its Subsidiaries, except where failure to file such Tax Returns or pay or provide reserves for such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ZiaSun. All Tax Returns filed by ZiaSun or any Subsidiary of ZiaSun are true, correct and complete in all material respects. Neither ZiaSun nor any of its Subsidiaries has received from any governmental authority any written notice of any proposed adjustment, deficiency or underpayment of Taxes, which notice has not been withdrawn or satisfied by payment, and there are no material claims that have been asserted or, to the knowledge of ZiaSun or any Subsidiary of ZiaSun, threatened against ZiaSun or any of its Subsidiaries relating to such Taxes. Neither ZiaSun nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Mergers from qualifying as exchanges within the meaning of Section 351 of the Code and the ZiaSun Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (m) Certain Contracts. As of the date hereof, except as disclosed in
Section 4.2(m) of the ZiaSun Disclosure Schedule, neither ZiaSun nor any Subsidiary of ZiaSun has, is a party to, or is bound by:

     (i) any collective bargaining agreements;

     (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

     (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

     (iv) any employment or consulting agreement with an employee or individual consultant or salesperson;

     (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (vi) any fidelity or surety bond or completion bond;

     (vii) any lease of real or personal property having a value or obligation individually in excess of $100,000, or that does not terminate within six months;

     (viii) any agreement of indemnification or guaranty;

     (ix) any agreement containing any covenant limiting its freedom to engage in any line of business or to compete with any Person or in any geographic area or during any period of time;

     (x) any agreement relating to capital expenditures and involving future payments in excess of $50,000;

     (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of ZiaSun's or any Subsidiary of ZiaSun's business;

     (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

     (xiii) any letter of credit in excess of $50,000;

     (xiv) any distribution, joint marketing or development agreement;

     (xv) any agreement pursuant to which it has granted or may grant in the future, to any Person a source-code license or option or other right to use or acquire a source-code;

     (xvi) any agreement relating to trademarks, copyrights, licenses, software development or any other Intellectual Property; or

     (xvii) any other agreement that involves $100,000 or more and is not cancelable without penalty within 30 days.

     Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Section 4.2(m) of the ZiaSun Disclosure Schedule, neither ZiaSun nor any of its Subsidiaries has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Section 4.2(m) of the ZiaSun Disclosure Schedule (any such agreement, contract or commitment, a "ZiaSun Contract"). Each ZiaSun Contract is in full force and effect and, except as otherwise disclosed in Section 4.2(m) of the ZiaSun Disclosure Schedule, is not subject to any default thereunder, of which ZiaSun has knowledge, by any party obligated to ZiaSun or any of the Subsidiaries pursuant thereto. Section 4.2(m) of the ZiaSun Disclosure Schedule identifies each ZiaSun Contract that requires a consent, waiver or approval to preserve all rights of, and benefits to, ZiaSun or any of the Subsidiaries under such ZiaSun Contract as a result of entering into this Agreement or effecting the Merger or the other transactions contemplated by this Agreement.

     (n) Employee Benefits.

     (i) The Benefit Plans, whether oral or written, under which any current or former employee or director of ZiaSun or its Subsidiaries has any present or future right to benefits contributed to, sponsored by or maintained by ZiaSun or its Subsidiaries, or under which ZiaSun or its Subsidiaries has any present or future liability shall be collectively referred to as the "ZiaSun Benefit Plans."

     (ii) Except as set forth in Section 4.2(n) of the ZiaSun Disclosure Schedule, with respect to each ZiaSun Benefit Plan, no liability has been incurred and there exists no condition or circumstances in connection with which ZiaSun or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on ZiaSun, in each case under ERISA, the Code, or any other applicable law, rule or regulation.

     (iii) ZiaSun and its Subsidiaries are in compliance with all federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on ZiaSun. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against ZiaSun or any of its Subsidiaries pending or, to the knowledge of ZiaSun, threatened which may interfere with the business activities of ZiaSun or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on ZiaSun.

     (o) Labor Matters. Except as disclosed in the ZiaSun SEC Reports filed prior to the date of this Agreement or in Section 4.2(o) of the ZiaSun Disclosure Schedule, there are no controversies pending or, to the knowledge of ZiaSun, threatened between ZiaSun or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a Material Adverse Effect on ZiaSun, and, to the knowledge of ZiaSun and its Subsidiaries, there are no material organizational efforts presently being made involving any of the now unorganized employees of ZiaSun or any of its Subsidiaries. Since January 1, 1999, there has been no work stoppage, strike or other concerted action by employees of ZiaSun or any of its Subsidiaries except as is not having or could not be reasonably expected to have a Material Adverse Effect on ZiaSun.

     (p) Environmental Matters.

     (i) Each of ZiaSun and its Subsidiaries has obtained all Environmental Permits, except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on ZiaSun. Each of such Environmental Permits is in full force and effect and each of ZiaSun and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on ZiaSun.

     (ii) To the knowledge of ZiaSun, no site or facility now or previously owned, operated or leased by ZiaSun or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or on any similar state or local list of sites requiring investigation or clean-up.

     (iii) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by ZiaSun or any of its Subsidiaries, other than any such Liens on real property not individually or in the aggregate material to ZiaSun and its Subsidiaries taken as a whole, and no action of any Governmental Entity has been taken or, to the knowledge of ZiaSun, is in process which could subject any of such properties to such Liens, and neither ZiaSun nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

     (iv) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, ZiaSun or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by ZiaSun or any of its Subsidiaries which have not been delivered to Telescan prior to the execution of this Agreement.

     (q) Assets. The assets, properties, rights and ZiaSun Contracts, including (as applicable) title or leaseholds thereto, of ZiaSun and its Subsidiaries, taken as a whole, are sufficient to permit ZiaSun and its Subsidiaries to conduct their business as currently being conducted with only such exceptions as are not reasonably likely to have a Material Adverse Effect on ZiaSun. All material real property owned by ZiaSun and its Subsidiaries is owned free and clear of all Liens, except (i) those reflected or reserved against in the latest balance sheet or notes thereto included in the ZiaSun financial statements included in the ZiaSun SEC Reports, (ii) taxes and general and special assessments not in default and payable without penalty or interest, (iii) Liens disclosed in Section 4.2(q) of the ZiaSun Disclosure Schedule and (iv) Liens that do not materially adversely interfere with any present use of such property.

     (r) Insurance. Section 4.2(r) of ZiaSun Disclosure Schedule sets forth a complete and accurate list of all material policies of insurance of ZiaSun and its Significant Subsidiaries currently in force, including surety bonds or other credit support therefor (the "ZiaSun Insurance Policies"), the current annual premiums for each ZiaSun Insurance Policy and the types of risk covered and limits of coverage. All ZiaSun Insurance Policies are in full force and effect and all premiums due thereon have been paid. ZiaSun has complied in all material respects with the terms and provisions of the ZiaSun Insurance Policies. ZiaSun has never applied for and been refused or denied any policy of insurance with respect to product liability matters, matters arising by reason of clinical trials, environmental matters or workmen's compensation. ZiaSun's insurance coverage is adequate in kind and amount based on current industry practice.

     (s) Affiliate Arrangements. Except as disclosed in Section 4.2(s) of the ZiaSun Disclosure Schedule, neither ZiaSun nor any of its Subsidiaries is a party to any contract, arrangement, understanding or other commitment or pending or proposed transaction with any director or officer of ZiaSun or of any of its Subsidiaries or any affiliates of any such persons (other than compensation arrangements entered into in the ordinary course of business and other than as disclosed in the ZiaSun SEC Reports filed prior to the date of this Agreement and employee health, welfare and benefit plans available generally to the officers or employees of ZiaSun and its Subsidiaries).

     (t) Takeover Provisions of the NRS Not Applicable. ZiaSun has taken all necessary actions so that the provisions of Sections 78.411 to 78.444 of the NRS do not and will not, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby. ZiaSun is not an "Issuing Corporation" as defined in Section 78.3788 of the NRS.

              ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1. Covenants of Telescan. During the period from the date of this Agreement and continuing until the Effective Time, Telescan agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 5.1 of the Telescan Disclosure Schedule or to the extent that ZiaSun shall otherwise consent in writing):

     (a) Ordinary Course.

     (i) Telescan and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Telescan or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.1 shall be deemed a breach of this Section 5.1(a)(i) unless such action would constitute a breach of one or more of such other provisions of this
     Section 5.1. Telescan shall promptly notify ZiaSun of any event or occurrence or emergency not in the ordinary course of business of Telescan and any event which would reasonably be expected to have a Material Adverse Effect on Telescan.

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

     (ii) Other than in connection with acquisitions permitted by Section 5.1(i) or investments permitted by Section 5.1(k), Telescan shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practices.

     (b) Stock Options. Telescan shall not, and shall not permit any of its Subsidiaries to, accelerate, amend or change the period of exercisability of any outstanding Telescan Stock Options or stock subject to vesting, or authorize cash payments in exchange for any such outstanding options.

     (c) Intellectual Property. Telescan shall not, and shall not permit any of its Subsidiaries to, transfer to any Person any rights to any Telescan Intellectual Property (other than end-user licenses granted to customers of Telescan in the ordinary course of business).

     (d) Marketing Rights. Telescan shall not, and shall not permit any of its Subsidiaries to, enter into or amend any material agreements pursuant to which any other party is granted marketing, distribution, or similar rights of any type or scope with respect to any products of Telescan except in the ordinary course of business consistent with past practices.

     (e) Amendments to Agreements. Telescan shall not, and shall not permit any of its Subsidiaries to, amend or otherwise modify (or agree to do so), except in the ordinary course of business, or materially violate the terms of, any of the agreements set forth or described in the Telescan Disclosure Schedule.

     (f) Dividends; Changes in Share Capital. Except for the payment of dividends on Telescan Preferred Stock, Telescan shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for any such dividend or distribution by a wholly owned Subsidiary of Telescan, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or
(iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (or options, warrants, or other rights exercisable therefor).

     (g) Issuance of Securities. Telescan shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing,


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

other than (i) the issuance of Telescan Common Stock upon the exercise of Telescan Stock Options in accordance with their present terms or pursuant to Telescan Stock Options or other stock based awards granted pursuant to clause
(ii) below, (ii) the granting of Telescan Stock Options or other stock based awards of or to acquire shares of Telescan Common Stock granted under Benefit Plans outstanding on the date hereof in the ordinary course of business consistent with past practices, (iii) issuances by a wholly owned Subsidiary of Telescan of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Telescan.

     (h) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or with applicable law, Telescan shall not amend or propose to so amend its certificate of incorporation or bylaws.

     (i) No Acquisitions. Telescan shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Telescan and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor) in excess of $500,000 individually or in the aggregate; provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Telescan or (y) the creation of new Subsidiaries of Telescan organized to conduct or continue activities otherwise permitted by this Agreement.

     (j) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Telescan, (ii) dispositions referred to in the Telescan SEC Reports filed prior to the date of this Agreement or (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or (iv) as disclosed in Section 5.1 of the Telescan Disclosure Schedule, Telescan shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Telescan but excluding inventory in the ordinary course of business), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds $50,000.

     (k) Investments; Indebtedness. Telescan shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person in excess of $10,000, other than (x) loans or investments by Telescan or a Subsidiary of Telescan to or in Telescan or any Subsidiary of Telescan, (y) employee loans or advances made in the ordinary course of business or (z) in the ordinary course of business consistent with past practices which are not, individually or in the aggregate, material to Telescan and its Subsidiaries taken as a whole or (ii) without regard to anything contained in the Telescan Disclosure Schedule, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Telescan or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing in excess of $2,500,000.

     (l) Tax-Free Qualification. Telescan shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Mergers from qualifying as exchanges under Section 351 of the Code and the ZiaSun Merger from qualifying as a reorganization under Section 368 of the Code.

     (m) Compensation. Except (x) as required by law or by the terms of any agreement currently in effect between Telescan or any Subsidiary of Telescan and any executive officer or employee thereof or (y) in the ordinary course of business consistent with past practices, Telescan shall not increase the amount of compensation of any director, executive officer or key employee of Telescan or any Subsidiary of Telescan or grant any severance or termination pay to any director or officer or to any other employee of Telescan or any Subsidiary of Telescan, or make any increase in or commitment to increase any employee benefits, issue any additional Telescan Stock Options, adopt or amend or make any commitment to adopt or amend any Benefit Plan or make any contribution, other than regularly scheduled contributions, to any Telescan Benefit Plan.

     (n) Accounting Methods; Income Tax Elections. Except as disclosed in Telescan SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Telescan shall not change its methods of accounting, except as required by changes in GAAP as concurred in by Telescan's independent public accountants. Telescan shall not (i) change its fiscal year or (ii) make any tax election that, individually or in the aggregate, would have a Material Adverse Effect on Telescan.

     (o) Certain Agreements and Arrangements. Telescan shall not, and shall not permit any of its Subsidiaries to, enter into any agreements or arrangements that limit or otherwise restrict Telescan or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Effective Time, limit or restrict Telescan or any of its affiliates (including Holdco) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Holdco and its Subsidiaries, taken together, after giving effect to the Mergers.

     (p) Satisfaction of Closing Conditions. Except as required by law, Telescan shall not, and shall not permit any of its Subsidiaries to, take any action that would, or would reasonably be expected to, result in (i) any of the conditions to the Mergers set forth in Article VII not being satisfied or
(ii) a material delay in the satisfaction of such conditions.

     (q) Write-Offs. Telescan shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, revalue any of Telescan's assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     (r) Strategic Alliances. Telescan shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, enter into any strategic alliance, joint venture, partnership, joint development or joint marketing agreement with any Person.

     (s) Other Actions. Telescan shall not, and shall not permit any of its Subsidiaries to, and shall not propose to agree orally or in writing or otherwise to take, any action that would reasonably be expected to cause a Material Adverse Effect on ZiaSun or Holdco.

     (t) No Related Actions. Telescan will not, and will not permit any of its Subsidiaries to agree or commit to do any of the foregoing (except for clause
(a)(i) of this Section 5.1).

     (u) Contingent Voting Rights of the Telescan Preferred Stock. Telescan shall not take any action, or fail to take any action, that would entitle the holders of the Telescan Preferred Stock to the voting rights set forth in
Section 8(b) of the certificate of designation of the Telescan Preferred
Stock.

     5.2. Covenants of ZiaSun. During the period from the date of this Agreement and continuing until the Effective Time, ZiaSun agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 5.2 of the ZiaSun Disclosure Schedule or to the extent that ZiaSun shall otherwise consent in writing):

     (a) Ordinary Course.

     (i) ZiaSun and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by ZiaSun or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.2 shall be deemed a breach of this Section 5.2(a)(i) unless such action would constitute a breach of one or more of such other provisions of this
     Section 5.2. ZiaSun shall promptly notify Telescan of any event or occurrence or emergency not in the ordinary course of business of ZiaSun and any event which would reasonably be expected to have a Material Adverse Effect on ZiaSun.

     (ii) Other than in connection with acquisitions permitted by Section 5.1(i) or investments permitted by Section 5.1(k), ZiaSun shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practices.

     (b) Stock Options. ZiaSun shall not, and shall not permit any of its Subsidiaries to, accelerate, amend or change the period of exercisability of any outstanding ZiaSun Stock Options or stock subject to vesting, or authorize cash payments in exchange for any such outstanding options.

     (c) Intellectual Property. ZiaSun shall not, and shall not permit any of its Subsidiaries to, transfer to any Person any rights to any ZiaSun Intellectual Property (other than end-user licenses granted to customers of ZiaSun in the ordinary course of business).

     (d) Marketing Rights. ZiaSun shall not, and shall not permit any of its Subsidiaries to, enter into or amend any material agreements pursuant to which any other party is granted marketing, distribution, or similar rights of any type or scope with respect to any products of ZiaSun except in the ordinary course of business consistent with past practices.

     (e) Amendments to Agreements. ZiaSun shall not, and shall not permit any of its Subsidiaries to, amend or otherwise modify (or agree to do so), except in the ordinary course of business, or materially violate the terms of, any of the agreements set forth or described in the ZiaSun Disclosure Schedule.

     (f) Dividends; Changes in Share Capital. ZiaSun shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for any such dividend or distribution by a wholly owned Subsidiary of ZiaSun, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or
(iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (or options, warrants, or other rights exercisable therefor).

     (g) Issuance of Securities. ZiaSun shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of ZiaSun Common Stock upon the exercise of ZiaSun Stock Options in accordance with their present terms or pursuant to ZiaSun Stock Options or other stock based awards granted pursuant to clause (ii) below, (ii) the granting of ZiaSun Stock Options or other stock based awards of or to acquire shares of ZiaSun Common Stock granted under Benefit Plans outstanding on the date hereof in the ordinary course of business consistent with past practices, (iii) issuances by a wholly owned Subsidiary of ZiaSun of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of ZiaSun.

     (h) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or with applicable law, ZiaSun shall not amend or propose to so amend its certificate of incorporation or bylaws.

     (i) No Acquisitions. ZiaSun shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of ZiaSun and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor) in excess of $500,000 individually or in the aggregate; provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of ZiaSun or (y) the creation of new Subsidiaries of ZiaSun organized to conduct or continue activities otherwise permitted by this Agreement.

     (j) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of ZiaSun, (ii) dispositions referred to in the ZiaSun SEC Reports filed prior to the date of this Agreement, (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or (iv) as disclosed in Section 5.2(j) of the ZiaSun Disclosure Schedule, ZiaSun shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of ZiaSun but excluding inventory in the ordinary course of business), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds $50,000.

     (k) Investments; Indebtedness. ZiaSun shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person in excess of $10,000, other than (x) loans or investments by ZiaSun or a Subsidiary of ZiaSun to or in ZiaSun or any Subsidiary of ZiaSun, (y) employee loans or advances made in the ordinary course of business or (z) in the ordinary course of business consistent with past practices which are not, individually or in the aggregate, material to

ZiaSun and its Subsidiaries taken as a whole or (ii) without regard to anything contained in the ZiaSun Disclosure Schedule, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of ZiaSun or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing in excess of $2,500,000.

     (l) Tax-Free Qualification. ZiaSun shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the Mergers from qualifying as exchanges under Section 351 of the Code and the ZiaSun Merger from qualifying as a reorganization under Section 368 of the Code.

     (m) Compensation. Except (x) as required by law or by the terms of any agreement currently in effect between ZiaSun or any Subsidiary of ZiaSun and any executive officer or employee thereof or (y) in the ordinary course of business consistent with past practices, ZiaSun shall not increase the amount of compensation of any director, executive officer or key employee of ZiaSun or any Subsidiary of ZiaSun or grant any severance or termination pay to any director or officer or to any other employee of ZiaSun or any Subsidiary of ZiaSun, or make any increase in or commitment to increase any employee benefits, issue any additional ZiaSun Stock Options, adopt or amend or make any commitment to adopt or amend any Benefit Plan or make any contribution, other than regularly scheduled contributions, to any ZiaSun Benefit Plan.

     (n) Accounting Methods; Income Tax Elections. Except as disclosed in ZiaSun SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, ZiaSun shall not change its methods of accounting, except as required by changes in GAAP as concurred in by ZiaSun's independent public accountants. ZiaSun shall not (i) change its fiscal year or (ii) make any tax election that, individually or in the aggregate, would have a Material Adverse Effect on ZiaSun.

     (o) Certain Agreements and Arrangements. ZiaSun shall not, and shall not permit any of its Subsidiaries to, enter into any agreements or arrangements that limit or otherwise restrict ZiaSun or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict Telescan or any of its affiliates (including Holdco) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Holdco and its Subsidiaries, taken together, after giving effect to the Mergers.

     (p) Satisfaction of Closing Conditions. Except as required by law, ZiaSun shall not, and shall not permit any of its Subsidiaries to, take any action that would, or would reasonably be expected to, result in (i) any of the conditions to the Mergers set forth in Article VII not being satisfied or (ii) a material delay in the satisfaction of such conditions.

     (q) Write-Offs. ZiaSun shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, revalue any of ZiaSun's assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     (r) Strategic Alliances. ZiaSun shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, enter into any strategic alliance, joint venture, partnership, joint development or joint marketing agreement with any Person.

     (s) Other Actions. ZiaSun shall not, and shall not permit any of its Subsidiaries to, and shall not propose to agree orally or in writing or otherwise to take, any action that would reasonably be expected to cause a Material Adverse Effect on ZiaSun or Holdco.

     (t) No Related Actions. ZiaSun will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing (except for clause
(a)(i) of this Section 5.2).

     5.3. Rescission Offer. ZiaSun shall offer to rescind the transaction pursuant to the Acquisition Agreement and Plan of Reorganization, dated as of September 8, 2000, among ZiaSun and the selling shareholders party thereto. Such offer to rescind shall be made to each such selling shareholder and shall be registered with the SEC.

     5.4. Governmental Filings. Each party shall (a) confer on a reasonable basis with the other and (b) report to the other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. ZiaSun and Telescan shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and to the extent permitted by law or regulation or any applicable confidentiality agreement, deliver to the other party copies of all such reports, announcements and publications promptly after such request.

                       ARTICLE VI ADDITIONAL AGREEMENTS

     6.1. Preparation of Proxy Statement; Stockholders Meetings. (a) As promptly as reasonably practicable following the date hereof, Telescan and ZiaSun shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the Telescan stockholders at the Telescan Stockholders Meeting and the matters to be submitted to the ZiaSun stockholders at the ZiaSun Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and Holdco shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of Holdco Common Stock in the Mergers (such Form S-4, and any amendments or supplements thereto, the "Form S-4"). The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as Holdco's prospectus. Each of Telescan and ZiaSun shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Mergers and the transactions contemplated hereby. Telescan and ZiaSun shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. Telescan will use reasonable best efforts to cause the Joint Proxy Statements/Prospectus to be mailed to Telescan's stockholders, and ZiaSun will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to ZiaSun's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Holdco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Mergers and each of ZiaSun and Telescan shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Holdco Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to Telescan or ZiaSun, or any of their respective affiliates, officers or directors, should be discovered by Telescan or ZiaSun which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Telescan and ZiaSun.

     (b) ZiaSun shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of ZiaSun and Telescan (the "ZiaSun Stockholders Meeting") for the purpose of obtaining the Required ZiaSun Vote with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the adoption of this Agreement by the Required ZiaSun Vote; and the Board of Directors of ZiaSun shall recommend adoption of this Agreement by the stockholders of ZiaSun to the effect as set forth in
Section 4.2(f) (the "ZiaSun Recommendation"), and shall not, unless Telescan makes a Change in the Telescan Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Telescan such recommendation or (y) take any action or make any statement (other than any action described in the foregoing clause (x)) in connection with the ZiaSun Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the ZiaSun Recommendation"); provided, however, any action or statement under clause (y) will not be deemed a Change in the ZiaSun Recommendation provided (I) such action or statement is taken or made pursuant to advice from Jones, Waldo, Holbrook & McDonough, counsel to ZiaSun, to the effect that such action or statement is required by applicable law,
(II) if a ZiaSun Public Proposal (as defined in Section 8.2(b)) has been made and not rescinded, such action or statement shall not relate to such ZiaSun Public Proposal other than any factual statement required by any regulatory authority (including the SEC) and shall in any event include a rejection of such ZiaSun Public Proposal and (III) such action or statement also includes a reaffirmation of the ZiaSun Board of Directors' approval of the Mergers and the other transactions contemplated hereby and recommendation to the ZiaSun stockholders to adopt this Agreement; provided further, however, that the Board of Directors of ZiaSun may make a Change in the ZiaSun Recommendation pursuant to Section 6.5. Notwithstanding any Change in the ZiaSun Recommendation, this Agreement shall be submitted to the stockholders of ZiaSun at the ZiaSun Stockholders Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve ZiaSun of such obligation.

     (c) Telescan shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of Telescan and ZiaSun (the "Telescan Stockholders Meeting") for the purpose of obtaining the Required Telescan Vote with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the adoption of this Agreement by the Required Telescan Vote, and the Board of Directors of Telescan shall recommend adoption of this Agreement by the stockholders of Telescan to the effect as set forth in Section 4.1(f) (the "Telescan Recommendation"), and shall not, unless ZiaSun makes a Change in the ZiaSun Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to ZiaSun such recommendation or (y) take any action or make any statement (other


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than any action described in the foregoing clause (x)) in connection with the
Telescan Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Telescan Recommendation"); provided, however, any action or statement under clause (y) will not be deemed a Change in the Telescan Recommendation provided (I) such action or statement is taken or made pursuant to advice from Simpson Thacher & Bartlett, counsel to Telescan, to the effect that such action or statement is required by applicable law, (II) if an Telescan Public Proposal (as defined in Section 8.2(c)) has been made and not rescinded, such action or statement shall not relate to such Telescan Public Proposal other than any factual statement required by any regulatory authority (including the SEC) and shall in any event include a rejection of such Telescan Public Proposal and (III) such action or statement also includes a reaffirmation of the Telescan Board of Directors' approval of the Mergers and the other transactions contemplated hereby and recommendation to the Telescan stockholders to adopt this Agreement; provided further, however, that the Board of Directors of Telescan may make a Change in the Telescan Recommendation pursuant to Section 6.5. Notwithstanding any Change in the Telescan Recommendation, this Agreement shall be submitted to the stockholders of Telescan at the Telescan Stockholders Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve Telescan of such obligation.

     6.2. Holdco Board of Directors; Executive Officers. At or prior to the Effective Time, each party hereto will take all action necessary to (i) cause the Board of Directors of Holdco and each committee thereof as of the Effective Time to be comprised in accordance with Exhibit 6.2 hereto and (ii) cause the individuals listed in Exhibit 6.2 hereto to be appointed as officers of Holdco as of the Effective Time in accordance with Exhibit 6.2 hereto. Each such director and officer shall remain in office until the next election of the directors of Holdco which shall not be prior to April 2, 2002, provided, however, any such director may be removed for cause as set forth in the Holdco Bylaws. In the event that any of the four directors of Holdco identified on
Exhibit 6.2 as having been nominated by ZiaSun or any of the three directors of Holdco identified on Exhibit 6.2 as having been nominated by Telescan are unwilling or unable to continue to serve in such capacity during the period following the Effective Time and prior to the first election if the Board of Directors of Holdco, either due to death, disability, resignation or removal for cause, such vacating director shall be replace by: (A) in the case of a vacating director who was nominated by ZiaSun, by the remaining directors of Holdco who were nominated by ZiaSun as set forth on Exhibit 6.2 hereto or appointed pursuant to this clause (A) of this Section 6.2 and (B) in the case of a vacating director who was nominated by Telescan, by the remaining directors of Holdco who were nominated by Telescan as set forth on Exhibit 6.2 hereto or appointed pursuant to this clause (B) of this Section 6.2. In the event the holders of the Series A Preferred Stock of Holdco elect an additional director to the Board of Directors of Holdco pursuant to Section B9(b) of Article IV of the Holdco Charter, Holdco shall increase the size of the Board of Directors by an additional director (above that required to accommodate the rights of the holders of the Series A Preferred Stock of Holdco), which vacancy shall be filled by a person selected by the directors of Holdco who were nominated by ZiaSun as set forth on Schedule 6.2 hereto or appointed pursuant to clause (A) of the immediately preceding sentence of this
Section 6.2

     6.3. Access to Information. Upon reasonable notice, each party shall (and


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shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal, state or local laws (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request. The parties will hold any such information obtained pursuant to this Section 6.3 in confidence in accordance with, and shall otherwise be subject to, the provisions of the confidentiality letter dated January 12, 2001, between ZiaSun and Telescan (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect. Any investigation by either of Telescan or ZiaSun shall not affect the representations and warranties of the other.

     6.4. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Mergers and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained under any of the parties' agreements, contracts, licenses or leases in order to preserve the benefits thereunder or otherwise in connection with the Merger and from any third party and/or any Governmental Entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals"), (ii) taking all reasonable steps as may be necessary to obtain all Required Approvals and (iii) the satisfaction of the conditions hereunder.

     6.5. Acquisition Proposals. Without limitation on any of such party's other obligations under this Agreement (including under Article V hereof), each of Telescan and ZiaSun agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC), or any purchase or sale of 20% or more of the consolidated assets (including without limitation stock of its Subsidiaries) of such party and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, the equity securities of such party that, if


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

consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of the total voting power of such party (or of the surviving parent entity in such transaction) or any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by the other party or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

     Notwithstanding anything in this Agreement to the contrary, each of Telescan and ZiaSun or its Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) effect a Change in the Telescan or ZiaSun Recommendation, as the case may be, or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (B) or (C), (i) its Stockholders Meeting shall not have occurred,
(ii) (x) in the case of clause (B) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined below) and (y) in the case of clause (C) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could constitute a Superior Proposal, (iii) in the case of clause (B) or (C) above, its Board of Directors, after consultation with outside counsel, determines in good faith that the failure to take such action would violate its fiduciary duties under applicable law, (iv) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are customary in such agreements, as advised by counsel, provided that if such confidentiality agreement contains provisions that are less restrictive than the comparable provision, or omits restrictive provisions, contained in the Confidentiality Agreement, then the Confidentiality Agreement will be deemed to be amended to contain only such less restrictive provisions or to omit such restrictive provisions, as the case may be, and (v) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, such party notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of Telescan and ZiaSun agrees that it will promptly keep the other party informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Each of Telescan and ZiaSun agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any


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Acquisition Proposal. Each of Telescan and ZiaSun agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this
Section 6.5. Nothing in this Section 6.5 shall (x) permit Telescan or ZiaSun to terminate this Agreement (except as specifically provided in Article VIII hereof) or (y) affect any other obligation of Telescan or ZiaSun under this Agreement. Neither Telescan nor ZiaSun shall submit to the vote of its stockholders any Acquisition Proposal other than the Telescan Merger or ZiaSun Merger, respectively. "Superior Proposal" means with respect to Telescan or ZiaSun, as the case may be, a bona fide written proposal made by a Person other than either such party which is (I) for a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction involving such party as a result of which the other party thereto or its stockholders will own 40% or more of the combined voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) and (II) is on terms which the Board of Directors of such party in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (x) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (y) is reasonably capable of being completed.

     6.6. Fees and Expenses. Subject to Section 8.2, whether or not the Mergers are consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4 shall be paid 50% by ZiaSun and 50% by Telescan. "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and Form S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby. The parties hereto shall cooperate with each other in preparing, executing and filing any Tax Returns with respect to property or transfer taxes.

     6.7. Directors' and Officers' Indemnification and Insurance.

     (a) Holdco shall (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of ZiaSun and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by ZiaSun pursuant to ZiaSun's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of ZiaSun and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case for acts or omissions occurring


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

at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in Holdco's (or any successor's) certificate of incorporation and bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and bylaws of ZiaSun and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by ZiaSun (provided that Holdco (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Holdco be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by ZiaSun for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Holdco shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of Holdco under this Section 6.7(a) shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7(a) applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7(a) applies shall be third party beneficiaries of this Section 6.7(a)).

     (b) Holdco shall (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Telescan and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Telescan pursuant to Telescan's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Telescan and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in Holdco's (or any successor's) certificate of incorporation and bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and bylaws of Telescan and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Telescan (provided that Holdco (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided,


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however, that in no event shall Holdco be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Telescan for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Holdco shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of Holdco under this Section 6.7(b) shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7(b) applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7(b) applies shall be third party beneficiaries of this Section 6.7(b)).

     6.8. Public Announcements. Telescan and ZiaSun shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, neither Telescan nor ZiaSun shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     6.9. Listing of Shares of Holdco Common Stock. Holdco shall use its reasonable best efforts to cause the shares of Holdco Common Stock to be issued in the Merger and the shares of Holdco Common Stock to be reserved for issuance upon exercise of the ZiaSun Stock Options and Telescan Stock Options to be quoted on the NASDAQ, subject to official notice of issuance, prior to the Closing Date.

          6.10. Affiliates. (a) Not less than 45 days prior to the date of the ZiaSun Stockholders Meeting, ZiaSun shall deliver to Telescan a letter identifying all Persons who, in the judgment of ZiaSun, may be deemed at the time this Agreement is submitted for adoption by the stockholders of ZiaSun, "affiliates" of ZiaSun for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. ZiaSun shall use reasonable best efforts to cause each Person identified on such list to deliver to Holdco not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as
     Exhibit 6.10 hereto (an "Affiliate Agreement").

          (b) Not less than 45 days prior to the date of the Telescan Stockholders Meeting, Telescan shall deliver to ZiaSun a letter identifying all Persons who, in the judgment of Telescan, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Telescan, "affiliates" of Telescan for purposes of Rule 145 under the


                                      63
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     Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Telescan shall use reasonable best efforts to cause each Person identified on such list to deliver to Holdco not less than 30 days prior to the Effective Time, an Affiliate Agreement.

     6.11. Section 16 Matters. Prior to the Effective Time, Telescan and ZiaSun shall take all such steps as may be required to cause any dispositions of ZiaSun Common Stock or Telescan Common Stock (including derivative securities with respect to ZiaSun Common Stock or Telescan Common Stock) or acquisitions of Holdco Common Stock (including derivative securities with respect to Holdco Common Stock) resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Telescan and ZiaSun to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                       ARTICLE VII CONDITIONS PRECEDENT

     7.1. Conditions to Each Party's Obligation to Effect its Respective Merger. The respective obligations of ZiaSun and Telescan to effect the ZiaSun Merger and Telescan Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. (i) ZiaSun shall have obtained the Required ZiaSun Vote in connection with the adoption of this Agreement by the stockholders of ZiaSun and (ii) Telescan shall have obtained the Required Telescan Vote in connection with the adoption of this Agreement by the stockholders of Telescan.

          (b) No Injunctions or Restraints, Illegality. No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

          (c) NASDAQ Listing. The shares of Holdco Common Stock to be issued in the Mergers and such other shares of Holdco Common Stock to be reserved for issuance in connection with the Mergers shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

          (d) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Appraisal Rights. Stockholders of ZiaSun shall not have perfected their rights of appraisal within the meaning of Chapter 92A of NRS with respect to more than 1,000,000 shares of ZiaSun Common Stock.

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     7.2. Additional Conditions to Obligations of Telescan. The obligations of
Telescan to effect the Telescan Merger are subject to the satisfaction, or waiver by Telescan, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of ZiaSun set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ZiaSun; and Telescan shall have received a certificate of a senior executive officer and a senior financial officer of ZiaSun to such effect.

          (b) Performance of Obligations of ZiaSun. ZiaSun shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and Telescan shall have received a certificate of a senior executive officer and a senior financial officer of ZiaSun to such effect.

          (c) Tax Opinion. Telescan shall have received from Simpson Thacher & Bartlett, counsel to Telescan, on the Closing Date, a written opinion to the effect that the Mergers, taken together, will be treated for federal income tax purposes as exchanges to which Section 351 of the Code applies. In rendering such opinion, counsel to Telescan shall be entitled to rely upon information, representations and assumptions provided by Holdco, Telescan and ZiaSun substantially in the form of Exhibits 7.2(c)(1), 7.2(c)(2) and 7.2(c)(3) (allowing for such amendments to the representations as counsel to Telescan deems reasonably necessary).

          (d) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 7.1(c), all consents, approvals, and actions of, filings with and notices to any Governmental Entity or any other public or private third parties required of ZiaSun, Telescan or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a Material Adverse Effect on Holdco or to materially diminish the value of the transactions contemplated by this Agreement to Telescan, or on the ability of ZiaSun and Telescan to consummate the transactions contemplated hereby, shall have been obtained, all in form and substance reasonably satisfactory to Telescan.

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          (e) Material Adverse Change. There shall not have occurred any
     Material Adverse Effect on ZiaSun since the date of this Agreement.

     7.3. Additional Conditions to Obligations of ZiaSun. The obligations of ZiaSun to effect the ZiaSun Merger are subject to the satisfaction, or waiver by ZiaSun, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Telescan set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Telescan; and ZiaSun shall have received a certificate of a senior executive officer and a senior financial officer of Telescan to such effect.

          (b) Performance of Obligations of Telescan. Telescan shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and ZiaSun shall have received a certificate of a senior executive officer and a senior financial officer of Telescan to such effect.

          (c) Tax Opinion. ZiaSun shall have received from Jones, Waldo, Holbrook & McDonough, counsel to ZiaSun, on the Closing Date, a written opinion to the effect that the Mergers, taken together, will be treated for federal income tax purposes as exchanges to which Section 351 of the Code applies and that the ZiaSun Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to ZiaSun shall be entitled to rely upon information, representations and assumptions provided by Holdco, Telescan and ZiaSun substantially in the form of Exhibits 7.2(c)(1), 7.2(c)(2) and 7.2(c)(3) (allowing for such amendments to the representations as counsel to ZiaSun deems reasonably necessary).

          (d) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 7.1(c), all consents, approvals and actions of, filings with and notices to any Governmental Entity or any other public or private third parties required of ZiaSun, Telescan or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a Material Adverse Effect on Holdco or to materially diminish the value of the transactions contemplated by this Agreement to Telescan, or on the ability of ZiaSun and Telescan to consummate the transactions contemplated hereby, shall have been obtained, all in form and substance reasonably satisfactory to Telescan.

          (e) Material Adverse Change. There shall not have occurred any Material Adverse Effect on Telescan since the date of this Agreement.

                    ARTICLE VIII TERMINATION AND AMENDMENT

     8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of ZiaSun or Telescan:

          (a) By mutual written consent of Telescan and ZiaSun;

          (b) By either ZiaSun or Telescan, if the Effective Time shall not have occurred on or before November 1, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this
     Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party's obligations set forth in Section 6.4) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By either ZiaSun or Telescan, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable and which is necessary to fulfill the conditions set forth in Section 7.1(b) or (c), as applicable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.4 has been the cause of such action;

          (d) By either ZiaSun or Telescan, if the approvals of the stockholders of either Telescan or ZiaSun contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken;

          (e) By Telescan, if ZiaSun shall have (i) failed to make the ZiaSun Recommendation or effected a Change in the ZiaSun Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof or (ii) materially breached its obligations under this Agreement by reason of a failure to call the ZiaSun Stockholders Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with
     Section 6.1(a);

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          (f) By ZiaSun, if Telescan shall have (i) failed to make the
     Telescan Recommendation or effected a Change in the Telescan Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Telescan Stockholders Meeting in accordance with Section 6.1(c) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

          (g) By ZiaSun, if Telescan shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in
     Section 7.3(a) or (b) are not capable of being satisfied on or before the Termination Date; or

          (h) By Telescan, if ZiaSun shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in
     Section 7.2(a) or (b) are not capable of being satisfied on or before the Termination Date.

          (i) By ZiaSun, if (i) the board of directors of ZiaSun authorizes ZiaSun to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and ZiaSun notifies Telescan in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice (which version shall be updated on a current basis) and (ii) Telescan does not make, within three Business Days (or, in the case of any update of such version with respect to a given third party, other than the initial notification, one Business Day) of receipt of ZiaSun's written notification of its intention to enter into a binding agreement for a Superior Proposal, a non-revocable binding offer that the board of directors of ZiaSun determines, in good faith, is at least as favorable to the stockholders of ZiaSun as the Superior Proposal; or

          (j) By Telescan, if (i) the board of directors of Telescan authorizes Telescan to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Telescan notifies ZiaSun in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice (which version shall be updated on a current basis) and (ii) ZiaSun does not make, within three Business Days (or, in the case of any update of such version with respect to a given third party, other than the initial notification, one Business Day) of receipt of Telescan's written notification of its intention to enter into a binding agreement for a Superior Proposal, a non-revocable binding offer that the board of directors of Telescan determines, in good faith, is at least as favorable to the stockholders of Telescan as the Superior Proposal.

          8.2. Effect of Termination.

          (a) In the event of termination of this Agreement by either ZiaSun or Telescan as provided in Section 8.1, this Agreement shall forthwith


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     become void and there shall be no liability or obligation on the part of any of the parties or their respective officers or directors except with respect to Section 4.1(k), Section 4.2(k), the second sentence of Section 6.3, Section 6.6, this Section 8.2 and Article IX, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither Telescan nor ZiaSun shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

          (b) If (A) (I) Telescan or ZiaSun shall terminate this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure of ZiaSun's stockholders to adopt this Agreement) or pursuant to Section 8.1(b) without the ZiaSun Stockholder Meeting having occurred, (II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to ZiaSun shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of ZiaSun (a "ZiaSun Public Proposal") and (III) within twelve months of such termination ZiaSun or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, (B) Telescan shall terminate this Agreement pursuant to Section 8.1(e) or (C) ZiaSun shall terminate this Agreement pursuant to Section 8.1(i); then ZiaSun shall promptly, but in no event later than the date of such termination (or, if later, in the case of clause (A), the date ZiaSun or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay Telescan an amount equal to the ZiaSun Termination Fee, by wire transfer of immediately available funds. The "ZiaSun Termination Fee" shall be an amount equal to 3% of the product of
     (x) the number of shares of ZiaSun Common Stock outstanding as of the date hereof multiplied by (y) the last sale price of ZiaSun Common Stock on the NASDAQ on the trading day immediately prior to the date hereof (such product, the "ZiaSun Amount").

          (c) If (A) (I) Telescan or ZiaSun shall terminate this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure of Telescan's stockholders to adopt this Agreement) or pursuant to Section 8.1(b) without the Telescan Stockholders Meeting having occurred, (II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Telescan shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Telescan (an "Telescan Public Proposal") and (III) within twelve months of such termination Telescan or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, (B) ZiaSun shall terminate this Agreement pursuant to Section 8.1(f) or (C) Telescan shall terminate this Agreement pursuant to Section 8.1(j); then Telescan shall promptly, but in no event later than the date of such termination (or, if later, in the case of clause (A), the date Telescan or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay ZiaSun an amount equal to the Telescan Termination Fee, by wire transfer of immediately available funds. The "Telescan Termination Fee" shall be an amount equal to 3% of the product of (x) the number of shares of Telescan Common Stock outstanding as of the date hereof multiplied by (y) the last sale price


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     of Telescan Common Stock on the NASDAQ on the trading day immediately prior to the date hereof (such product, the "Telescan Amount").

          (d) The parties acknowledge that the agreements contained in this
     Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement; accordingly, if either Telescan or ZiaSun fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this
     Section 8.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made notwithstanding the provisions of Section 6.6. The parties agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder and shall not be an exclusive remedy for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

     8.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of ZiaSun and Telescan, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                        ARTICLE IX GENERAL PROVISIONS

     9.1. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein (including Section 6.7, Section 6.2 and Exhibit 6.2) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article.

     9.2. Notices. All notices and other communications hereunder shall be in


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writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to Telescan to:

                           Telescan, Inc.
                           5959 Corporate Drive
                           Suite 2000
                           Houston, TX 77036
                           Fax: (281) 588-9843
                           Attention:  Lee K. Barba

                                    with copies to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Fax:  (212) 455-2502

                           Attention:  Gary I. Sellers, Esq.

          (b) if to ZiaSun to:

                           ZiaSun Technologies Inc.
                           655 San Rodolfo
                           Suite 120
                           Solana Beach, CA  90275
                           Fax:
                           Attention:  D. Scott Elder

                                    with a copy to:

                           Jones, Waldo, Holbrook & McDonough
                           1500 Wells Fargo Plaza
                           170 South Main Street
                           Salt Lake City, Utah 84101
                           Telephone:  (801) 521-3200
                           Facsimile:   (801) 328-0537
                           Attention:  Ronald S. Poelman, Esq.

                           Wenthur & Chachas
                           4180 La Jolla Village Drive, Suite 500
                           La Jolla, CA  92037
                           Telephone:  (858) 457-3800
                           Facsimile:   (858) 457-3691
                           Attention:  George Chachas, Esq.

     if to Holdco, Telescan Merger Sub or ZiaSun Merger Sub to each of the


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parties entitled to receive notice pursuant to this Section 9.2 for Telescan and ZiaSun.

     9.3. Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." In addition, each Section of this Agreement is qualified by the matters set forth in the Telescan Disclosure Schedule, the ZiaSun Disclosure Schedule and the Schedules to this Agreement, as applicable, to the extent specified therein and such other Sections of this Agreement to the extent a matter in such Section is disclosed in such a way as to make its relevance called for by such other Section readily apparent.

     9.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     9.5. Entire Agreement; No Third Party Beneficiaries.

          (a) This Agreement, the Confidentiality Agreement and the exhibits and schedules hereto and the other agreements and instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.7 (which is intended to be for the benefit of the Persons covered thereby).

     9.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

     9.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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     9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.9. Submission to Jurisdiction; Waivers. Each of the parties to this Agreement irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

     9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11. Definitions. As used in this Agreement:

          (a) "beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          (b) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on the ZiaSun Disclosure Schedule or the Telescan Disclosure Schedule, as the case may be, to which such Person or its Subsidiary is a


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     party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Sections 4069, 4201 or 4212(c) of ERISA.

          (c) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

          (d) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

          (e) "Hazardous Materials": any solid wastes, toxic or hazardous substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation, and any other substance the presence of which may give rise to liability under any Environmental Law.

          (f) "known" or "knowledge" means, with respect to any party, the knowledge of such party's or its Subsidiaries' executive officers after reasonable inquiry.

          (g) "Material Adverse Effect" means, with respect to any entity any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than (x) any event, change, circumstance or effect relating to the economy or financial markets in general, (y) any event, change, circumstance or effect relating in general to the industries in which such entity operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants)
     on) such entity or (z) a decline in the market price of the capital stock of such entity in the absence of any other event, change, circumstance or effect with regard to such entity that otherwise would cause a Material Adverse Effect.

          (h) "the other party" means, with respect to ZiaSun, Telescan and means, with respect to Telescan, ZiaSun.

          (i) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (j) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

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          (k) "Environmental Laws" means all applicable U.S. federal, state, local and foreign laws, regulations, rules and orders relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata).



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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                                   TELESCAN, INC.

                                   By:  /s/ Lee Barba
                                        ------------------------------------
                                        Name:  Lee Barba
                                        Title: CEO



                                   ZIASUN TECHNOLOGIES, INC.

                                   By:  /s/ D. Scott Elder
                                        ----------------------------------
                                        Name:  D. Scott Elder
                                        Title: CEO, Chairman